UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
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☐ Soliciting Material Pursuant to § Rule 14a-12
ALKERMES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ALKERMES, INC. PROXY STATEMENT
INTRODUCTION
HOW TO VOTE
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
PROPOSAL 2 APPROVAL OF ALKERMES, INC. 2008 STOCK OPTION AND INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
OWNERSHIP OF THE COMPANY’S COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
OTHER BUSINESS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR SHAREHOLDER PROPOSALS
EXPENSES AND SOLICITATION
HOUSEHOLDING
APPENDIX A ALKERMES, INC. 2008 STOCK OPTION AND INCENTIVE PLAN

Cambridge, Massachusetts

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held October 7, 2008

To the Shareholders:

The annual meeting of shareholders of Alkermes, Inc. (the “Company”) will be held at the offices of the Company, 88 Sidney Street, Cambridge, Massachusetts 02139, on October 7, 2008, at 9:00 a.m. for the following purposes:

1.	To elect ten members of the Board of Directors, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

2.	To consider and approve the Alkermes, Inc. 2008 Stock Option and Incentive Plan.

3.	To ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2009.

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors has fixed July 14, 2008 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock of record on the transfer books of the Company at the close of business on July 14, 2008 will be entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation as a shareholder of record, you may vote over the Internet, by telephone, by mailing the enclosed proxy card in the postage-prepaid envelope provided or by attending the meeting and voting in person.

Kathryn L. Biberstein
Secretary

July 28, 2008

YOU CAN VOTE IN ONE OF FOUR WAYS:

(1)	Use the toll-free telephone number on your proxy card to vote by phone;

(2)	Visit the web site noted on your proxy card to vote via the Internet;

(3)	Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

(4)	Vote in person at the annual meeting of shareholders. You may obtain directions to the offices of the Company by visiting http://www.alkermes.com/about/locations.html.

ALKERMES, INC.
PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Alkermes, Inc., a Pennsylvania corporation (“Alkermes” or the “Company”), in connection with its 2008 annual meeting of shareholders to be held at the offices of the Company, 88 Sidney Street, Cambridge, Massachusetts 02139, at 9:00 a.m., on October 7, 2008 (the “Meeting”). Copies of this Proxy Statement and the accompanying proxy were made available on or after July 28, 2008 to the holders of record of Common Stock on July 14, 2008 (the “Record Date”).

Unless specific instructions are given to the contrary, the persons named in the accompanying proxy will vote:

•	FOR the election of the nominees named herein to the Company’s Board of Directors;

•	FOR the approval of the Alkermes, Inc. 2008 Stock Option and Incentive Plan

•	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2009.

With respect to all other matters, the persons named in the accompanying proxy will vote as stated herein. See “Other Business.”

Holders of Common Stock of record at the close of business on the Record Date will be entitled to cast one vote per share so held of record on such date on all items of business properly presented at the Meeting, except that the holders have cumulative voting rights in the election of directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as shall be equal to the number of shares of Common Stock held by such shareholder on the Record Date, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute votes among nominees as the shareholder sees fit. If you choose to cumulate your votes, you will need to make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on your proxy card or on your ballot when voting at the Meeting. Unless contrary instructions are given, the persons named in the proxy will have discretionary authority to accumulate votes in the same manner.

The Company had 94,430,074 shares of Common Stock outstanding on the Record Date. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of consideration and action on such matter.

HOW TO VOTE

If you are a shareholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. Access the website of our tabulator, Computershare, at:
http://www.envisionreports.com/ALKS, using the voter control number that we have printed on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. The cutoff time for voting by Internet is 11:59 pm EDT on October 6, 2008.

•	By Telephone. Call 1-800-652-VOTE (1-800-652-8683) toll-free from the U.S. and Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. The cutoff time for voting by telephone is 11:59 pm EDT on October 6, 2008.

•	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted (or unless discretionary authority to cumulate votes is exercised), they will be voted FOR the nominees named herein to the Company’s Board of Directors; FOR the Alkermes, Inc. 2008 Stock Option and Incentive Plan; FOR ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2009 and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the Meeting and at all adjournments and postponements thereof.

•	In Person at the Meeting. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Meeting.

If your shares of Common Stock are held in “street name” (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Meeting.

How to Revoke Your Proxy

You may revoke your proxy at any time before it is exercised at the Meeting by taking any of the following actions:

•	providing written notice to the Secretary of the Company by any means, including facsimile, stating that the proxy is revoked;

•	signing and delivering a proxy relating to the same shares and bearing a later date;

•	transmitting a subsequent vote over the Internet or by telephone;

•	attending the Meeting and voting in person, although attendance at the Meeting will not, by itself, revoke a proxy.

Please note that if your shares are held of record by a broker or other nominee and you wish to vote at the Meeting, you must bring to the Meeting a copy of your brokerage account statement or a letter from such broker or other nominee confirming your beneficial ownership of the shares as of the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 7, 2008.

The proxy statement and annual report to Shareholders are available at www.edocumentview.com/ALKS.

PROPOSAL 1

ELECTION OF DIRECTORS

In July 2008, our Board of Directors increased its size to ten members in connection with its approval of the nomination of David W. Anstice to the Board of Directors. Our Board of Directors currently consists of nine members: Floyd E. Bloom, David A. Broecker, Robert A. Breyer, Geraldine Henwood, Paul J. Mitchell, Richard F. Pops, Alexander Rich, Mark B. Skaletsky and Michael A. Wall. David W. Anstice was recommended by our Nominating and Corporate Governance Committee and his nomination was unanimously approved by our Board of Directors. Mr. Anstice, if elected to our Board of Directors, will occupy the existing vacancy. Ten directors are to be elected at the Meeting to serve one-year terms until the 2009 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of David W. Anstice, Floyd E. Bloom, David A. Broecker, Robert A. Breyer, Geraldine Henwood, Paul J. Mitchell, Richard F. Pops, Alexander Rich, Mark B. Skaletsky, and Michael A. Wall unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among such nominees as they consider advisable. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election at the Meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

The ten nominees for directors receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on this proposal.

The Board of Directors recommends that you vote FOR the election of the nominees named herein to the Company’s Board of Directors.

Directors and Executive Officers

The following table sets forth the directors, director nominees approved by the Board upon the recommendation of the Nominating and Corporate Governance Committee to be elected at the Meeting and the executive officers of the Company, their ages, and the position currently held by each such person within the Company as of July 14, 2008.

Name	Age	Position

Mr. David A. Broecker	47	President, Chief Executive Officer, and Director
Ms. Kathryn L. Biberstein	49	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer
Mr. James M. Frates	41	Senior Vice President, Chief Financial Officer and Treasurer
Mr. Michael J. Landine	54	Senior Vice President, Corporate Development
Dr. Elliot W. Ehrich	49	Senior Vice President, Research and Development, and Chief Medical Officer
Mr. Gordon G. Pugh	50	Senior Vice President and Chief Operating Officer
Mr. Richard F. Pops	46	Director, Chairman of the Board
Mr. David W. Anstice	58	Director Nominee
Dr. Floyd E. Bloom(2)(3)	71	Director
Mr. Robert A. Breyer	64	Director
Ms. Geraldine Henwood(3)	55	Director
Mr. Paul J. Mitchell(1)(2)	55	Director
Dr. Alexander Rich(1)(3)	83	Director
Mr. Mark B. Skaletsky(1)(2)	60	Director
Mr. Michael A. Wall	79	Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee

Biographical Information

Mr. Broecker has served as President of Alkermes since January 2002 and Chief Executive Officer since April 2007. From February 2001 until April 2007, Mr. Broecker served as Chief Operating Officer of Alkermes. From August 1985 to January 2001, he was employed at Eli Lilly and Company, a pharmaceutical company. During his tenure at Eli Lilly, Mr. Broecker managed Eli Lilly’s largest pharmaceutical manufacturing facility outside of the U.S., located in Kinsale, Ireland, as General Manager. He also worked as a General Manager in Eli Lilly’s packaging and distribution operations in Germany, and Director of Marketing for Advanced Cardiovascular Systems, now a part of Guidant Corporation, a subsidiary of Boston Scientific. Mr. Broecker is also a member of the George Washington University Public Policy Advisory Board.

Ms. Biberstein is Senior Vice President and General Counsel of Alkermes. From March 2003 to April 2007, Ms. Biberstein served as Vice President and General Counsel of Alkermes. She has served as Secretary of Alkermes since June 2004. She is the Chief Compliance Officer of Alkermes. She was Of Counsel at Crowell & Moring LLC from February 2002 to February 2003 and performed legal consulting services for various clients from March 2000 to February 2002. She was also employed by Serono S.A. as General Counsel from 1993 to March 2000, where she was a member of the Executive Committee.

Mr. Frates has been Senior Vice President, Chief Financial Officer and Treasurer of Alkermes since April 2007. From June 1998 to April 2007, Mr. Frates served as Vice President, Chief Financial Officer and Treasurer of Alkermes. From June 1996 to June 1998, he was employed at Robertson, Stephens & Company, most recently as a Vice President in Investment Banking. Prior to that time he was employed at Morgan Stanley & Co. Mr. Frates currently serves on the Board of Directors of GPC Biotech AG, a biotechnology company, is a national chairperson of the Association of Bioscience Financial Officers and serves on the Nasdaq Issuer Affair’s Sarbanes-Oxley Committee.

Mr. Landine is Senior Vice President, Corporate Development of Alkermes. From March 1999 until May 2007, Mr. Landine served as Vice President, Corporate Development of Alkermes. From March 1988 until June 1998, he was Chief Financial Officer and Treasurer of Alkermes. Mr. Landine is a member of the Board of Directors of Kopin Corporation, a developer and manufacturer of compound semiconductor components and miniature flat panel displays for use in wireless and consumer electronic products, GTC Biotherapeutics, Inc., a biotechnology company and ECI Biotech. Mr. Landine is a Certified Public Accountant.

Dr. Ehrich serves as Senior Vice President of Research and Development and Chief Medical Officer at Alkermes. Prior to assuming this position in May 2007, Dr. Ehrich served as Vice President, Science Development and Chief Medical Officer. Dr. Ehrich leads the Discovery, Delivery Science, Research and Development, Project Management, and Medical Affairs functions at Alkermes. Prior to joining Alkermes in 2000, Dr. Ehrich spent seven years at Merck & Co., Inc., overseeing the clinical development and registration of novel pharmaceuticals. Dr. Ehrich is a Fellow of the American College of Rheumatology and has had numerous publications in peer-reviewed journals. Dr. Ehrich worked as research associate at the European Molecular Biology Laboratory (EMBL) in Heidelberg, Germany before attending medical school.

Mr. Pugh serves as Senior Vice President and Chief Operating Officer at Alkermes. Prior to assuming these positions in May 2007, Mr. Pugh served as Vice President of Operations at Alkermes. In his current role, he is responsible for the overall leadership of the Operations departments at Alkermes. Additionally, he oversees site management in Cambridge, Massachusetts, and Wilmington, Ohio. Mr. Pugh has over 25 years of operations and manufacturing experience, the last eight prior to joining Alkermes with Lonza Biologics, Inc. as the Vice President of manufacturing operations in the U.S. and Europe.

Mr. Pops has been a director of Alkermes since February 1991 and has been chairman of the board of directors of Alkermes since April 2007. Mr. Pops served as Chief Executive Officer of Alkermes from February 1991 to April 2007. Mr. Pops currently serves on the Board of Directors of Neurocrine Biosciences, Inc., CombinatoRx, Inc., Acceleron Pharma, Inc. the Biotechnology Industry Organization (BIO), the Pharmaceutical Research and Manufacturers of America (PhRMA), and the New England Healthcare Institute. He is an advisory board member of Polaris Venture Partners. He is also a member of the Harvard Medical School Board of Fellows and the Fessenden School Board of Trustees.

Mr. Anstice is a director nominee for Alkermes board of directors. Since 2006, he has served as Executive Vice President of Merck & Co., Inc. with responsibility for enterprise strategy and implementation; Mr. Anstice will continue in this position until his retirement in August 2008. During two separate parts of this period he was acting President, Global Human Health and President of Merck’s business in Japan. From 2003 to 2006, Mr. Anstice served as President of Merck, with responsibility for Merck’s Asia Pacific businesses. In his 34 years with Merck, he has held a variety of positions with their worldwide ventures, including President, U.S. Human Health; President Human Health, the Americas; and President, Human Health, Europe and reported to the CEO of Merck from 1994 through August 2008. Mr. Anstice serves as Chairman and President of the Board of the University of Sydney USA Foundation; Member, Corporate Advisory Council, the National Alliance for Hispanic Health, Washington, DC; Member, Directors’ Guild, Morris Arboretum, Philadelphia, PA; and Member, Advisory Council, American Australian Association, New York.

Dr. Bloom is a founder of Alkermes and has been a director of Alkermes since 1987. Since its founding in 2000, Dr. Bloom has served as the Chief Executive Officer of Neurome, Inc., a biotechnology company. Dr. Bloom has been active in neuropharmacology for more than 35 years, holding positions at Yale University, the National Institute of Mental Health and The Salk Institute. Since 1983, he has been at The Scripps Research Institute where he was Chairman of the Department of Neuropharmacology until February 2005 and where he is currently a Professor Emeritus. Dr. Bloom served as Editor-in-Chief of Science from 1995 to May 2000. He is a member of the National Academy of Science, the Institute of Medicine, the Royal Swedish Academy of Science, and the Board of Trustees of Washington University, as Chairman of National Council for the School of Medicine. He also serves on the Veterans Administration’s Gulf War Veterans Illness

Research Advisory Committee and on the President’s Council on Bioethics. Dr. Bloom also serves on the Scientific Advisory Boards of Middlebrook Pharmaceuticals (formerly Advancis, Inc.), Rivervest, Safemed, Inc., Psylin and RxGen, Inc. Dr. Bloom is also a member of the Board of Directors of Elan Corporation, a neuroscience-based biotechnology company.

Mr. Breyer has been a director of Alkermes since July 1994. He served as the President of Alkermes from July 1994 until his retirement in December 2001 and Chief Operating Officer from July 1994 to February 2001. From August 1991 to December 1993, Mr. Breyer was President and General Manager of Eli Lilly Italy, a subsidiary of Eli Lilly and Company, a pharmaceutical company. From September 1987 to August 1991, he was Senior Vice President, Marketing and Sales, of IVAC Corporation, a medical device company and a subsidiary of Eli Lilly and Company. Mr. Breyer is also a member of the Board of Directors of Lentigen, Inc.

Ms. Henwood has been a director of Alkermes since April 2003. She is currently the CEO of Recro Pharma Inc. (a private company) and President of Malvern Consulting Group. From 1999 to July 2006, she was the President and Chief Executive Officer of Auxilium Pharmaceuticals, a pharmaceutical company co-founded by Ms. Henwood and specializing in urologic and male health. Prior to founding Auxilium, Ms. Henwood founded, in 1985, a contract research organization (CRO), IBAH, Inc., that became a public company and was eventually sold to a large healthcare company. Prior to founding IBAH, Ms. Henwood was employed by SmithKline Beecham, a pharmaceutical company, in various capacities including senior commercial, medical and regulatory positions. Ms. Henwood serves on the Board of Directors of MAP Pharmaceuticals, Inc.

Mr. Mitchell has been a director of Alkermes since April 2003. He has served as the Chief Financial Officer and Treasurer since April 2002 of Kenet, Inc., a company engaged in the development and manufacture of analog and mixed signal integrated circuits. Prior to joining Kenet, Mr. Mitchell was the Chief Financial Officer and Treasurer of Kopin Corporation from April 1985 through September 1998. From September 1998 through June 2001, Mr. Mitchell served in a consulting role at Kopin as Director of Strategic Planning. Prior to joining Kopin, Mr. Mitchell worked for the international accounting firm of Touche Ross & Co. from 1975 to 1984. Mr. Mitchell is also President of Mitchell Financial Group, an investment and consulting firm with activities in the technology, healthcare and financial services industries. He is a Certified Public Accountant.

Dr. Rich is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Rich has been a professor at the Massachusetts Institute of Technology since 1958, and is the William Thompson Sedgwick Professor of Biophysics and Biochemistry. He is a member of the National Academy of Sciences, the American Academy of Arts and Sciences and the Institute of Medicine. Dr. Rich is Chairman of the Board of Directors of Repligen Corporation, a biopharmaceutical company and a member of the Board of Directors of Profectus Biosciences, Inc. He is a member of the Scientific Advisory Board of Rosetta Genomics. He also serves on the editorial board of Genomics and the Journal of Bimolecular Structure and Dynamics.

Mr. Skaletsky has been a director of Alkermes since June 2004. He is currently CEO and President of Fenway Pharmaceuticals. Mr. Skaletsky was the President, Chief Executive Officer, and Chairman of Trine Pharmaceuticals, Inc. (formerly Essential Therapeutics, Inc.), a drug development company, from 2001 to 2007. From 2000 to 2001, Mr. Skaletsky was the Chairman and Chief Executive Officer of The Althexis Company, a drug development company. From 1993 to 2000, he was the President and CEO of GelTex Pharmaceuticals, Inc. until its acquisition by Genzyme, Inc. Mr. Skaletsky serves on the Board of Directors for three biotechnology companies: Immunogen, Inc., Targacept, Inc. and AMAG Pharmaceuticals, Inc., Inc. He is also a member of the Board of Trustees of Bentley College and is a member of the Board of Directors and a former Chairman of the Biotechnology Industry Organization (BIO).

Mr. Wall is a founder of Alkermes and was Chairman of the Board of Alkermes from 1987 to 2007. He is currently Chairman Emeritus of Alkermes, as well as a part-time employee. From April 1992 until June 1993, he was a director and Chairman of the Executive Committee of Centocor, Inc., a biopharmaceutical company. From November 1987 to June 1993, he was Chairman Emeritus of Centocor.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Company defines an “independent” director in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”). Because it is not possible to anticipate or explicitly provide for all potential situations that may affect independence, the Board periodically reviews each director’s status as an independent director and whether any independent director has any other relationship with the Company that, in the judgment of the Board, would interfere with the director’s exercise of independent judgment in carrying out such director’s responsibilities as a director. The Board will make an annual determination whether each director is “independent” under the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. To assist in making its annual determination, the Board solicits information from each of the Company’s directors regarding whether such director, or any family member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company or received personal benefits outside the scope of such person’s normal compensation.

The Board of Directors has determined that each of Floyd E. Bloom, Geraldine Henwood, Paul J. Mitchell, Alexander Rich, Mark B. Skaletsky, and David W. Anstice are independent within the meaning of the Company’s director independence standards and the director independence standards of the Exchange Act and Nasdaq. Furthermore, the Board of Directors has determined that each member of each of the committees of the Board of Directors is independent within the meaning of the Company’s, the Exchange Act and Nasdaq’s director independence standards.

Executive Sessions of Independent Directors

The Board’s policy is to hold meetings of the independent directors following each regularly scheduled in-person Board Meeting (other than in connection with the annual meeting of shareholders). Independent director sessions do not include any employee directors of the Company, and a majority of the independent directors will determine who will assume the responsibility of chairing such sessions. Since February 2005, Mr. Skaletsky has been the presiding director of the executive sessions of the independent directors.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	Directors must be of high ethical character and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees;

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment; and

•	Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	An understanding of and experience in biotechnology and pharmaceutical industries;

•	An understanding of and experience in accounting oversight and governance, finance and marketing;

•	Leadership experience with public companies or other significant organizations;

•	International experience; and

•	Diversity of age, gender, culture and professional background.

These factors and others are considered useful by the Board, and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Board members are expected to prepare for, attend, and participate in all Board meetings, meetings of Committees on which they serve and the Company’s annual meeting of shareholders. In addition, directors should stay abreast of the Company’s business and markets. The General Counsel and the Chief Financial Officer will be responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties. Periodically, the Company will provide opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations. The Board will perform an annual self-evaluation. The Board, in coordination with each Committee, will perform an annual performance evaluation of each such Committee. The Board, following review by the Nominating and Corporate Governance Committee, will determine whether other educational measures are appropriate as part of the annual Board evaluation.

Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director. Board members should not hold more than six directorships (including such member’s seat on the Company’s Board of Directors), excluding for this purpose, not-for-profit organizations, trade organizations and related organizations, unless otherwise agreed to by the Nominating and Corporate Governance Committee. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates. Directors are expected to report changes in their primary business or professional association, including retirement, to the Chairperson of the Board and the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, in consultation with the Chairperson of the Board, will consider any effects these changes may have on the effectiveness of the director’s contribution to the work of the Board.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members to stand for election. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Shareholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the

150th day prior to the first anniversary of the date of the proxy statement delivered to shareholders in connection with the preceding year’s annual meeting.

Such recommendation for nomination must be in writing and include the following:

•	Name and address of the shareholder making the recommendation, as they may appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such shareholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the shareholder making the recommendation;

•	All other information relating to the Director Nominee that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including the Director Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board and elected); and

•	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: Secretary of Alkermes, Inc.

By facsimile to:

(617) 621-7856
Attn: Secretary of Alkermes, Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominee shall not be counted.

Composition and Responsibilities of the Board of Directors

Size of the Board

In July 2008, our Board of Directors increased its size to ten members in connection with its unanimous approval of the nomination of David W. Anstice to the Board of Directors. The Board of Directors currently consists of nine members. David W. Anstice was recommended by our Nominating and Corporate Governance Committee and his nomination was unanimously approved by our Board of Directors. Mr. Anstice, if elected to our Board of Directors, will occupy the existing vacancy. The Board periodically reviews the appropriate size of the Board and, in accordance with the Company’s By-laws, this number may be adjusted from time to time.

Board Compensation

It is the general policy of the Board that Board compensation should be a mix of cash and equity based compensation. Full-time employee directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company if the receipt of such fees would result in disqualifying the director as an “independent” director in accordance with the applicable provisions of the Exchange Act, the rules promulgated thereunder and the applicable rules of Nasdaq. To the extent practicable or required by applicable rule or regulation, independent directors who are affiliated with the Company’s service providers or partners or collaborators will undertake to ensure that their compensation from such providers or partners or collaborators does not include amounts connected to payments by the Company. The Compensation Committee periodically reviews director compensation.

Operation of Board of Directors

The Company’s business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing materials provided to them, by visiting the Company’s offices and by participating in meetings of the Board and its committees and the annual meeting of shareholders.

Succession Plan

The Chairman of the Board reviews succession planning and management development with the Board of Directors on an annual basis.

Scheduling and Selection of Agenda Items for Board Meetings

In-person Board meetings are scheduled in advance at least four times a year. Furthermore, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Company. Each director may propose the inclusion of items on the agenda, request the presence of or a report by any member of the Company’s management, or at any Board meeting raise subjects that are not on the agenda for that meeting. The Board may also take action from time to time by unanimous written consent.

Typically, the meetings of the Board are held at the Company’s headquarters in Cambridge, Massachusetts, but occasionally meetings may be held at other locations at the discretion of the Board.

The annual cycle of agenda items for Board meetings is expected to change on a periodic basis to reflect Board requests, changing business and legal issues and the work done by the Board Committees.

Board Committees

The Company currently has three standing Committees: Audit, Compensation, and the Nominating and Corporate Governance Committees. There will, from time to time, be occasions on which the Board may form a new committee or disband a current committee depending upon the circumstances. The Audit, Compensation and Nominating and Corporate Governance Committees shall each be composed entirely of independent directors.

Each Committee has a written charter, approved by the Board, which describes the Committee’s general authority and responsibilities. Each Committee will undertake an annual review of its charter, and will work with the Board to make such revisions as are considered appropriate.

Each Committee has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the Committee in its work.

Each Committee will regularly report to the Board concerning the Committee’s activities.

Assignment of Committee Members

The Board is responsible for the appointment of Committee members.

Frequency and Length of Committee Meetings and Committee Agenda

The Committee Chairperson, in consultation with the Chairman of the Board and appropriate members of management, will determine the frequency and length of the Committee meetings and develop the Committee’s agenda. The agendas and meeting minutes of the Committees will be shared with the full Board, and other Board members are welcome to attend Committee meetings, except that non-independent directors are not permitted to attend the executive sessions of any Committee.

Policies Governing Security Holder Communications with the Board of Directors

The Board provides to every security holder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for security holder communication (as that term is defined by the rules of the Securities and Exchange Commission) as follows:

For communications directed to the Board as a whole, security holders may send such communication to the attention of the Chairperson of the Board via one of the two methods listed below:

By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: Chairperson of the Board of Directors

By facsimile at:

(617) 621-7856
Attn: Chairperson of the Board of Directors

For security holder communications directed to an individual director in his or her capacity as a member of the Board, security holders may send such communications to the attention of the individual director via one of the two methods listed below:

By U.S. Mail (including courier or expedited delivery service):

Alkermes, Inc.
88 Sidney Street
Cambridge, MA 02139
Attn: [Name of Individual Director]

By facsimile at:

(617) 621-7856
Attn: [Name of Individual Director]

The Company will forward any such security holder communication to the Chairperson of the Board, as a representative of the Board, and/or to the director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each director and the Chairperson of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Shareholders

In April of 2004, the Board adopted a policy that all directors and all nominees for election as directors attend the Company’s annual meeting of shareholders in person. All directors (except for Geraldine Henwood) attended the 2007 annual meeting of shareholders.

Code of Ethics

The Company has adopted a “code of ethics” (as defined by the regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act) that applies to all of the Company’s directors and employees, including principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Business Conduct and Ethics also meets the requirements of a “code of conduct” (as defined by the rules of Nasdaq) and is applicable to all of the Company’s officers, directors and employees. A current copy of the Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at http://investor.alkermes.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon request directed to: Alkermes, Inc., Attention: Investor Relations, 88 Sidney Street, Cambridge, Massachusetts 02139.

Members of the Board of Directors shall act at all times in accordance with the requirements of the Company’s Code of Business Conduct and Ethics, which shall be applicable to each director in connection with his or her activities relating to the Company. This obligation shall at all times include, without limitation, adherence to the Company’s policies with respect to conflicts of interest, confidentiality, protection of the Company’s assets, ethical conduct in business dealings and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Business Conduct with respect to any individual director or any executive officer shall be reported to, and be subject to the approval of, the Board of Directors.

For more corporate governance information, you are invited to access the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held seven meetings during the last fiscal year and otherwise acted by unanimous consent. Each of the Company’s directors attended at least 75% of the aggregate of all meetings held during the year of the Board of Directors and of all committees of which the director was a member. The standing committees of the Board are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

The Audit Committee consists of Floyd E. Bloom, Paul J. Mitchell and Mark Skaletsky. Mr. Mitchell serves as chair of the Audit Committee. In compliance with the Sarbanes-Oxley Act of 2002, the entire Board determined, based on all available facts and circumstances, that Mr. Mitchell and Mr. Skaletsky are both “audit committee financial experts” as defined by the Securities and Exchange Commission. The Audit Committee met ten times during the last fiscal year. The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended in December 2007, a current copy of which can be found on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com. Each member of the Audit Committee is independent as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

Under the terms of its current Charter, the Audit Committee is responsible for (1) appointing, compensating and retaining the Company’s independent public accountants, (2) overseeing the work performed by any independent public accountants, (3) assisting the Board of Directors in fulfilling its responsibilities by: (i) reviewing the financial reports provided by the Company to the Securities and Exchange Commission, the Company’s shareholders or to the general public (ii) reviewing the Company’s internal financial and accounting controls, and (iii) reviewing and approving all related party transactions, (4) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, and (5) establishing procedures designed to facilitate: (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The committee will engage advisors as necessary, distribute relevant funding provided by the Company, and serve as the Qualified Legal Compliance Committee

(the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

The Nominating and Corporate Governance Committee currently consists of Floyd E. Bloom, Geraldine Henwood and Alexander Rich. Ms. Henwood was appointed as chair of the Nominating and Corporate Governance Committee in October 2007. Prior to October 2007, the committee consisted of Floyd E. Bloom, Geraldine Henwood and Mark Skaletsky. Mr. Skaletsky formerly served as the chair. Under the terms of its current Charter, the Nominating and Corporate Governance Committee is responsible for (1) identifying individuals qualified to become members of the Board and recommending that the Board select the director nominees for election, (2) periodically reviewing the Company’s Code of Business Conduct and Ethics applicable to all directors, officers and employees, and (3) monitoring compliance with the Code of Business Conduct and Ethics. Each of the members of the Nominating and Corporate Governance Committee is independent as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. During the last fiscal year, the Nominating and Corporate Governance Committee met five times.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which was amended in December 2007, a current copy of which is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at http://investor.alkermes.com.

The Compensation Committee, currently consisting of Paul J. Mitchell, Alexander Rich and Mark Skaletsky met eight times during the last fiscal year and otherwise acted by unanimous written consent. Mr. Skaletsky was appointed as chair of the Compensation Committee in October 2007. Prior to October 2007, the committee consisted of Paul J. Mitchell, Paul Schimmel and Mark Skaletsky. Mr. Schimmel formerly served as the chair. Under the terms of its current Charter, the Compensation Committee is responsible for (1) discharging the Board’s responsibilities relating to the compensation of the Corporation’s executives, (2) administering the Company’s incentive compensation and equity plans, (3) reviewing and discussing with the Company’s management the Company’s executive compensation disclosure (including the Company’s disclosure under “Compensation Discussion and Analysis”) included in reports and registration statements filed with the Securities and Exchange Commission. The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for the Company and which provide incentives that further the Company’s long-term strategic plan and are consistent with the culture of the Company and the overall goal of enhancing the Company’s performance. Each of the members of the Compensation Committee is independent as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which was amended in December 2007, a current copy of which is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com.

The Limited Compensation Sub-Committee, consisting of Mark Skaletsky, acted by unanimous written consent during fiscal year 2008. The Limited Compensation Sub-Committee has the authority to make individual grants of stock options, up to the limit of its authority, to purchase shares of Common Stock to employees of the Company who are not subject to the reporting requirements of the Exchange Act and who are below the level of Vice President of the Company. The Limited Compensation Sub-Committee has generally approved new hire employee stock option grants of up to 15,000 shares per individual grant to such eligible employees.

The Compensation Committee has established procedures for the grant of options to new employees. The Limited Compensation Sub-Committee will grant options to new hires, within the limits of its authority, on the first Wednesday following the first Monday of each month (or the first business day thereafter if such day is a holiday) (the “New Hire Grant Date”) for all new hires beginning their employment the prior month. New hire grants that exceed the authority of the Limited Compensation Sub-Committee will be granted on the New Hire Grant Date or, if not possible, as soon as practicable thereafter, by the Compensation Committee as a whole.

PROPOSAL 2

APPROVAL OF ALKERMES, INC. 2008 STOCK OPTION AND INCENTIVE PLAN

On July 15, 2008, our Board of Directors adopted the Alkermes, Inc. 2008 Stock Option and Incentive Plan (the “2008 Plan”), subject to the approval of our shareholders. The 2008 Plan will become effective if approved by our shareholders and will replace our amended and restated 1999 Stock Option Plan, which expires on June 2, 2009 (the “1999 Plan”), our 2002 Restricted Stock Award Plan (the “2002 Plan”) and our 2006 Stock Option Plan for Non-Employee Directors (the “2006 Plan”). We will not grant any further awards under the 1999 Plan, 2002 Plan, and 2006 Plan after the 2008 Plan becomes effective.

The maximum number of shares of our Common Stock reserved for issuance under the 2008 Plan is equal to the sum of (i) 6,400,000 shares, plus (ii) the number of shares of our Common Stock available for grant, as of the date the 2008 Plan is approved by shareholders, under our 1999 Plan, 2002 Plan, and 2006 Plan, plus (iii) the number of shares of our Common Stock underlying any grants pursuant to our 1999 Plan, 2002 Plan, and 2006 Plan that are forfeited, cancelled, repurchased or are terminated (other than by exercise) from and after the date the 2008 Plan is approved by shareholders. We expect that this number of shares will be used for equity awards over a period of more than one year. As of the close of our fiscal year, March 31, 2008, there was an aggregate of 3,581,827 shares of our Common Stock available for grant under our 1999 Plan, 2002 Plan, and 2006 Plan. As of July 14, 2008, 2,443,628 shares of our Common Stock were available for grant under these plans. For the avoidance of doubt, all shares of our Common Stock reserved for issuance under our 2008 Plan are subject to the method outlined in the 2008 Plan to determine the number of shares of our Common Stock available for issuance under the 2008 Plan — specifically, (a) the grant of any full value award (i.e., an award other than a stock option) is deemed as an award of two shares of our Common Stock for each such share of our Common Stock actually subject to the award and shall be treated similarly if returned to reserve status when forfeited or canceled under the 2008 Plan, and (b) the grant of a stock option is deemed as an award for one share of our Common Stock for each such share of our Common Stock actually subject to the award.

The purpose of the 2008 Plan is to enable the Company to attract, retain and reward certain officers, employees and directors of, and consultants to, the Company and strengthen the mutuality of interests between such persons and the Company’s shareholders through the issuance of equity and cash awards. The Company firmly believes that such awards are a critical part of the compensation package offered to new, existing and key employees and an important tool in the Company’s ability to attract and retain talented personnel.

The 2008 Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Vote Required

The affirmative vote of a majority of the votes cast by all holders of Common Stock entitled to vote at a meeting in which a quorum is present will be required to approve the 2008 Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted as present for purposes of determining the presence of a quorum for purposes of this proposal, but will not be voted. Accordingly, while abstentions and broker non-votes will count towards establishing a quorum, neither abstentions nor broker non-votes will effect the outcome of the vote on this proposal.

Recommendation

The Board of Directors recommends that you vote FOR the approval of the 2008 Plan.

Principal Features of the 2008 Plan

The material features of the 2008 Plan are:

•	The 2008 Plan will be administered by either the Compensation Committee of the Board or by a similar committee performing the functions of the Compensation Committee and which is comprised of not less than two independent non-employee directors (in either case, the “Administrator”). The Administrator, in its discretion, may grant a variety of incentive awards based on our Common Stock.

•	The award of stock options (both incentive and non-qualified options), restricted stock unit awards, restricted stock awards, cash-based awards, and performance share awards is permitted.

•	As of the Record Date, the maximum number of shares to be issued under the 2008 Plan is 6,400,000 shares of Common Stock, plus the number of shares of our Common Stock available for grant, as of the date the 2008 Plan is approved by shareholders, under our 1999 Plan, 2002 Plan, and 2006 Plan, plus the number of shares of our Common Stock underlying any grants pursuant to our 1999 Plan, 2002 Plan, and 2006 Plan that are forfeited, cancelled, repurchased or are terminated (other than by exercise) from and after the date the 2008 Plan is approved by shareholders.

•	For purposes of determining the number of shares of our Common Stock available for issuance under the 2008 Plan, (a) the grant of any full value award (i.e., an award other than an stock option) is deemed as an award of two shares of our Common Stock for each such share of our Common Stock actually subject to the award and shall be treated similarly if returned to reserve status when forfeited or canceled under the 2008 Plan, and (b) the grant of a stock option is deemed as an award for one share of our Common Stock for each such share of our Common Stock actually subject to the award.

•	Our Board of Directors may at any time amend or discontinue the 2008 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2008 Plan, including any amendments that increase the number of shares reserved for issuance under the 2008 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2008 Plan, or materially change the method of determining the fair market value of our Common Stock, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Internal Revenue Code of 1986 (the “Code”) to preserve the qualified status of incentive options or to ensure that compensation earned under the 2008 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Based solely on the closing price of our Common Stock as reported on the Nasdaq on July 14, 2008, the aggregate market value of the 6,400,000 shares, representing a portion of the maximum number of shares to be issued under the 2008 Plan, is $87,872,000. This amount does not include the value of those other shares that may be issued under our 2008 Plan — specifically, those shares of our Common Stock available for grant, as of the date the 2008 Plan is approved by shareholders, under our 1999 Plan, 2002 Plan, and 2006 Plan and those shares, if any, underlying any grants pursuant to our 1999 Plan, 2002 Plan, and 2006 Plan that are forfeited, cancelled, repurchased or are terminated (other than by exercise) from and after the date the 2008 Plan is approved by shareholders, which are included as shares available for issuance under the 2008 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the 2008 Plan. The shares issued by us under the 2008 Plan will be authorized but unissued shares.

To ensure that certain awards granted under the 2008 Plan to a “Covered Employee” (as defined in the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2008 Plan provides that the Administrator may require that the vesting or grant of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of the Stock, (4) economic value-added, (5) initiation or completion of clinical trials, (6) results of clinical trials, (7) drug development or commercialization milestones, (8) collaboration milestones, (9) operational measures including production capacity and capability, (10) hiring and retention of key managers, (11) expense management, (12) capital raising transactions, (13) sales or revenue, (14) acquisitions or strategic transactions, (15) operating income (loss), (16) cash flow (including, but not limited to, operating cash flow and free cash flow), (17) return on capital, assets, equity, or investment, (18) stockholder returns, (19) gross or net profit levels, (20) operating margins, (21) earnings (loss) per share of Stock and (22) sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Administrator will select, within 90 days following the commencement of a performance cycle, the particular performance criteria for such award and the performance goals with respect to each performance criterion. Each such award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 4,000,000 shares of Common Stock for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $25 million for any performance cycle.

Summary of the 2008 Plan

The following description of certain features of the 2008 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2008 Plan that is attached hereto as Appendix A.

Plan Administration.  The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2008 Plan. The Administrator may delegate to a subcommittee comprised of one or more members of the Board all or part of the Administrator’s authority and duties with respect to the granting of Options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria.

Eligibility and Limitations on Grants.  Persons eligible to participate in the 2008 Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Administrator. The intention in making awards to eligible persons under the 2008 Plan will be to align the compensation for these individuals over a multi-year period directly with the interests of our shareholders and serve as a tool in the recruiting and retention of these individuals.

The maximum award of stock options granted to any one individual will not exceed 4,000,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. The maximum number of shares that can be awarded in the form of incentive stock options will not exceed 6,400,000 (subject to adjustment for stock splits and similar events).

Stock Options granted to employees and key persons.  The 2008 Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the 2008 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator.

Options may be exercised in whole or in part with written or electronic notice to the Company’s delegate. Upon exercise of non-qualified stock options, unless otherwise determined by the Administrator, the purchase price must be paid through a net reduction in the number of shares of Common Stock issuable upon such exercise, based on the fair market value of the Common Stock on the date of exercise. Upon exercise of incentive stock options and those non-qualified options for which the Administrator elects not to utilize the above payment method, the option exercise price may be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee based on the fair market value of the Common Stock on the date of exercise or, subject to applicable law, by delivery to the Company of an exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check payable to the Company for the purchase price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Options granted to non-employee directors.  The 2008 Plan provides that (a) upon becoming a member of the Board, each non-employee director who is not then a consultant to us shall be granted on such day a non-qualified stock option to acquire 20,000 shares of our Common Stock, plus an additional stock option to acquire a number of shares of our Common Stock equal to the product of 20,000 multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12, and (b) each non-employee director who is serving as a director of the Company on each annual meeting of shareholders, beginning with the 2008 annual meeting, shall automatically be granted on such day a non-qualified stock option to acquire 20,000 shares of our Common Stock; provided, however, that no grant shall be made to an individual who ceases to be a member of the Board on such day. The Administrator may grant additional non-qualified stock options to our non-employee directors and such grants may vary among individual non-employee directors. The option exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our Common Stock on the date of grant.

Unless otherwise determined by the Administrator, a stock option granted to our non-employee directors will be exercisable in full six months from the date of grant. The term of each option may not exceed ten years from the date of grant. Options may be exercised only by notice to the Company or the Company’s delegate specifying the number of shares to be purchased.

Upon exercise of options, the option exercise price will be paid in the same manner as described above under “Stock Options granted to employees and key persons.”

Restricted Stock Unit Awards.  The Administrator may award stock units as restricted stock unit awards to participants. Restricted stock unit awards are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a sale event (as defined in the 2008 Plan). To the extent a Restricted Stock Unit Award is subject to Section 409A of the Code, it may contain such additional terms and conditions as the Administrator shall determine in order for such Award to comply with the requirements of Section 409A.

The Administrator, in its sole discretion, may permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the fair market value of our Common Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein.

Restricted Stock.  The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. However, in the event these awards granted to employees have a performance-based restriction, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction will be at least three years, but vesting can occur incrementally over the three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a sale event (as defined in the 2008 Plan).

Cash-based Awards.  Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in shares of stock, as the Administrator determines.

Performance Share Awards.  The Administrator may grant performance share awards independent of, or in connection with, the granting of other awards under the 2008 Plan. The Administrator, in its sole discretion, determines whether and to whom performance share awards will be granted, the performance goals subject to the award, the period during which performance is to be measured, which may not be less than one year, and such other conditions as the Administrator shall determine. Upon the attainment of the performance goal, the grantee is entitled to receive shares of our Common Stock.

Tax Withholding.  Participants in the 2008 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. The Company has the right to deduct any such taxes from any payment otherwise due grantee, including the right to reduce the number of shares of Common Stock otherwise required to be issued to a grantee in an amount that, on the date of issuance, would have a fair market value equal to all such taxes required to be withheld by the Company.

Change in Control Provisions.  Under the 2008 Plan, in the case of and subject to the consummation of a sale event (as defined in the 2008 Plan), except as the Administrator may otherwise specify with respect to a particular award in the relevant award documentation, all stock options that are not exercisable immediately prior to the effective time of the sale event shall become fully exercisable as of the effective time of the sale event, all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the sale event and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a sale event in the Administrator’s discretion. In addition, in the event of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding stock options equal to the difference between the per share cash consideration and the exercise price of such options.

Amendments and Termination.  Our Board of Directors may at any time amend or discontinue the 2008 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the 2008 Plan, including any amendments that increase the number of shares reserved for issuance under the 2008 Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of, the 2008 Plan, or materially change the method of determining the fair market value of our Common Stock, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2008 Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, without prior shareholder approval the Administrator may not reduce the exercise price of an outstanding stock option or effect re-pricing of an outstanding stock option through cancellation or re-grants.

Effective Date of 2008 Plan

The Board adopted the 2008 Plan on July 15, 2008, and the 2008 Plan will become effective when and if approved by shareholders. Awards of incentive options may be granted under the 2008 Plan until ten years after Board approval. No other awards may be granted under the 2008 Plan after the date that is ten years from the date of shareholder approval. We will not grant any further awards under the 1999 Plan, the 2002 Plan and the 2006 Plan after the 2008 Plan becomes effective. If the 2008 Plan is not approved by shareholders, each of the 1999 Plan, the 2002 Plan and the 2006 Plan will continue in effect until they expire, and awards may be granted thereunder, in accordance with their terms.

New Plan Benefits

No grants have been issued with respect to the shares to be reserved for issuance under the 2008 Plan. Except as set forth below for our non-employee directors, the benefits or amounts that may be received by, or allocated to, the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executives, all executives as a group, non-executive directors as a group, and non-executive officer employees as a group are granted on a discretionary basis and, as such, are not determinable as awards under the 2008 Plan.

The number of options that will be automatically granted to each non-employee director under the 2008 Plan, if approved, is as follows:

2008 Plan
Event	Number of Options Granted

Initial election to the Board	20,000, plus pro rata annual award*
Each annual meeting of shareholders	20,000

*	A newly elected non-employee director receives a pro rated annual award equal to the product of 20,000 shares of Common Stock multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2008 Plan. It does not describe all federal tax consequences under the 2008 Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

Non-Qualified Options.  No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, our deduction for certain awards under the 2008 Plan may be limited to the extent that the Chief Executive Officer or other executive officer (other than our Chief Financial Officer) whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2008 Plan is structured to allow certain grants to qualify as performance-based compensation.

A copy of the 2008 Plan is attached as Appendix A.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has retained the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to serve as independent registered public accountants for the fiscal year ending March 31, 2009. The Audit Committee reviewed and discussed the performance of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year ending March 31, 2008. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of registered public accountants is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year ending March 31, 2009.

REPORT OF THE AUDIT COMMITTEE

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Messrs. Bloom, Mitchell and Skaletsky. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the Securities and Exchange Commission including Rule 10A-3(b)(1) under the Exchange Act and that Messrs. Mitchell and Skaletsky qualify as “audit committee financial experts” under the rules of the Securities and Exchange Commission. In October 2007, the Audit Committee reviewed the adequacy of, and amended, its charter. The Audit Committee has the responsibility and authority described in the Audit Committee Charter which has been approved by the Board of Directors. A copy of the Audit Committee Charter is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com.

In accordance with law, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by management.

During the fiscal year ended March 31, 2008, the Company’s independent registered public accountants were PricewaterhouseCoopers LLP (“PWC”). PWC is responsible for performing an independent audit of the consolidated financial statements, and an independent audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). PWC also performed audit-related services, tax services and other permissible non-audit services for the Company during the fiscal year ended March 31, 2008, as described more fully below.

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, accounting estimates resulting from the application of these policies, the substance and clarity of disclosures in the financial statements, and reviewed the Company’s disclosure control process and internal control over financial reporting. In addition, the Audit Committee reviewed the rules under the Sarbanes-Oxley Act that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members. The Audit Committee reviewed with PWC, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally acceptable in the United States, the overall scope and plans for their audit, and PWC’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed with PWC the Company’s disclosure control process and internal control over financial reporting. The Committee met with PWC, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed the audited consolidated financial statements of the Company at March 31, 2008 and 2007 and for each of the quarters in the three-year period ended March 31, 2008, and has discussed them with both management and PWC. In connection with the Company’s Form 10-K for the year ended March 31, 2008, the Audit Committee discussed with management the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act. The Audit Committee has also discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), other standards of the PCAOB, the rules of the Securities and Exchange Commission and other applicable regulations, as currently in effect. This discussion included, among other things, a review with management of the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting policies and practices used by the Company. The Audit Committee has received the written disclosures and the letter from PWC required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with PWC the firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements and management’s assessment of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and the Board of Directors approved such inclusion.

The Audit Committee also reviewed the Company’s quarterly financial statements during the fiscal year ended March 31, 2008 and discussed them with both the management of the Company and PWC prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s quarterly reports on Form 10-Q for its first, second and third fiscal quarters of 2008, the Audit Committee discussed with management and PWC the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

During the course of the fiscal year ended March 31, 2008, management completed the testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. At the conclusion of the process, management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 filed with the Securities and Exchange Commission, as well as PWC’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in the fiscal year ending March 31, 2009.

The Audit Committee monitors the activity and performance of PWC. All services to be provided by PWC are pre-approved by the Audit Committee. The Audit Committee’s evaluation of the performance of PWC included, among other things, the amount of fees paid to PWC for audit and permissible non-audit services in fiscal year ended March 31, 2008. Information about PWC fees for the fiscal year ended March 31, 2008 and Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2007, fees for the period ended March 31, 2007 is discussed below in this Proxy Statement under “Audit Fees.” The Audit Committee has retained PricewaterhouseCoopers LLP to serve as the Company’s auditors for the fiscal year ending March 31, 2009.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Paul J. Mitchell, Chair
Floyd E. Bloom
Mark Skaletsky

For more information about our Audit Committee and its charter, you are invited to access the Corporate Governance page of the Investor Relations section of the Company’s website, available at:
http://investor.alkermes.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 10, 2007, the Company engaged PricewaterhouseCoopers LLP as its new independent registered public accounting firm beginning with the review of the financial statements to be included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007.

Prior to the engagement of PricewaterhouseCoopers, neither the Company nor anyone on behalf of the Company consulted with PricewaterhouseCoopers during the Company’s two most recent fiscal years and through July 10, 2007 in any manner regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (B) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304 (a)(1)(iv) and (v), respectively, of Regulation S-K).

On July 10, 2007, the Company dismissed D&T as the Company’s independent registered public accounting firm. The decision to dismiss D&T was approved by the Audit Committee.

The reports of D&T on the financial statements of the Company included in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that D&T’s report on the financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2007 included an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R) effective April 1, 2006.

During the fiscal year ended March 31, 2007, and through July 10, 2007, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference thereto in its reports on the financial statements of the Company for such fiscal years.

During the fiscal year ended March 31, 2007, and through July 10, 2007, there have been no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

Disclosures relating to the dismissal of D&T and the appointment of PWC were previously reported in a Form 8-K that the Company filed with the SEC on July 13, 2007. The Company had furnished a copy of such disclosures to D&T and requested that D&T furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. A copy of the letter, dated July 13, 2007, furnished by D&T in response to that request was filed as Exhibit 16.1 to the Form 8-K.

AUDIT FEES

Aggregate fees for fiscal 2008 and fiscal 2007

This table shows the aggregate fees billed to us by PricewaterhouseCoopers LLP for the fiscal year ended March 31, 2008, and by Deloitte and Touche LLP for the fiscal year ended March 31, 2007.

(a) Audit fees

Description	2008	2007

Audit and review of financial statements(1)	$538,300	$705,725
Other accounting consultations(2)	63,200	135,000

	601,500	840,725

(b) Audit-related fees

Description	2008	2007

Employee benefit plan audit(3)	—	3,410

	—	3,410

(c) Tax fees

Description	2008	2007

Tax preparation and review(4)	—	34,500
Tax consultations(5)	49,320	384,540

	49,320	419,040

(d) All Other Fees:

Description	2008	2007

Other fees(6)	1,500	—

Total	$652,320	$1,263,175

(1)	Consists of fees for services related to the audit of our annual consolidated financial statements and the review of our quarterly consolidated financial statements, including the review of our internal controls over financial reporting.

(2)	Consists of fees for services in connection with our annual and quarterly consolidated financial statements and other engagements related to the fiscal year, including fees in connection with our responses to inquiries of the Securities and Exchange Commission related to our periodic filings.

(3)	Consists of fees for services by D&T related to the preparation and review of the statutory filings of the Alkermes Welfare Benefit Plan for the plan year ended December 31, 2006. Beginning with the plan year ended December 31, 2007, our principal accountant no longer provides these services to us.

(4)	Consists of fees for services related to tax compliance and for tax return preparation and review services provided by D&T for the fiscal year ended March 31, 2007. Beginning for the fiscal year ended March 31, 2008, our principal accountant no longer provides these services to us.

(5)	Consists of fees for tax advisory services other than those related to the audit of our annual consolidated financial statements and review of our quarterly consolidated financial statements.

(6)	Represents payment for access to the PWC on-line accounting research database.

OWNERSHIP OF THE COMPANY’S COMMON STOCK

The following table and notes provide information about the beneficial ownership of our outstanding, Common Stock as of July 14, 2008 by:

•	each of the Company’s current directors and director nominees;

•	the Company’s Chief Executive Officer;

•	each of the Company’s four other most highly compensated executive officers named in the Summary Compensation Table; and

•	all of the Company’s current directors and executive officers as a group.

According to Securities and Exchange Commission rules, the Company has included in the column “Number of Issued Shares” all shares over which the person has sole or shared voting or investment power, and the Company has included in the column “Number of Shares Issuable” all shares that the person has the right to acquire within 60 days after July 14, 2008 through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of July 14, 2008 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses under applicable law) to invest and vote the shares listed opposite the person’s name. The Company’s inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table.

Ownership by Directors and Executive Officers

	Number of	Number of Shares
	Issued Shares	Issuable(1)	Total	Percent(2)

Mr. David A. Broecker	64,150	1,566,876	1,631,026	1.70
Dr. Elliot W. Ehrich	26,633	525,988	552,621	*
Mr. James M. Frates	56,261	716,497	772,758	*
Mr. Richard F. Pops	342,959	3,016,292	3,359,251	3.45
Mr. Gordon G. Pugh	4,201	411,126	415,327	*
Mr. David Anstice	—	—	—	*
Dr. Floyd E. Bloom(2)	190,375	185,000	375,375	*
Mr. Robert A. Breyer	71,206	512,500	583,706	*
Ms. Geraldine Henwood	—	138,000	138,000	*
Mr. Paul J. Mitchell	8,000	128,000	136,000	*
Dr. Alexander Rich(3)	348,400	180,000	528,400	*
Mr. Mark B. Skaletsky	5,000	99,000	104,000	*
Mr. Michael A. Wall	698,450	175,000	873,450	*
All Directors and Executive officers as a group (15 persons)	1,933,958	8,556,032	10,489,990	10.19

*	Represents less than one percent (1%) of the outstanding shares of Common Stock.

(1)	Shares that can be acquired through stock options exercisable and stock awards vesting by September 12, 2008, which is 60 days from the Record Date.

(2)	Applicable percentage of ownership as of the Record Date is based upon 94,430,074 shares of Common Stock Outstanding.

(3)	Includes 190,375 shares of Common Stock held by The Corey Bloom Family Trust, of which Dr. Bloom is a Trustee and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any.

(4)	Includes 343,000 shares of Common Stock held by a family trust, of which Dr. Rich is a Trustee and as to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein, if any.

Ownership By Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock by each person who is known by Alkermes to beneficially own more than 5% of the outstanding shares of Common Stock.

	Number of
	Shares(1)	Percent

FMR LLC(2)	15,238,083	14.97%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP(3)	14,248,605	13.99%
75 State Street
Boston, MA 02109
T. Rowe Price Associates, Inc.(4)	11,052,380	10.80%
100 E. Pratt Street
Baltimore, MD 21202
Legg Mason Capital Management, Inc.(5)	5,982,891	5.88%
100 Light Street
Baltimore, MD 21202
ClearBridge Advisors(6)	5,697,093	5.59%
399 Park Avenue
New York, NY 10022
Morgan Stanley(7)	5,334,372	5.40%
1585 Broadway
New York, NY 10036
D.E. Shaw & Co.(8)	5,248,971	5.20%
120 W. 45th Street, Tower 45, 39th Floor
New York, NY 10036

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the Record Date (“presently exercisable stock options”).

(2)	Based solely on a Schedule 13G/A dated February 13, 2008, FMR LLC has sole voting power over 682,362 shares of Alkermes Common Stock and sole investment power over 15,238,083 shares of Alkermes Common Stock. Of the shares reported as beneficially owned by FMR LLC:

•	10,182,261 shares were owned by Fidelity Growth Company Fund. Due to the voting and investment power over the shares of Alkermes Common Stock, Fidelity may be deemed to beneficially own such shares which are held of record by the Fidelity Funds and certain institutional accounts. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 14,506,421 shares of the Common Stock outstanding of Alkermes.

•	15,500 shares were owned by Pyramis Global Advisors, LLC (“PGALLC”) a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC each has sole dispositive power and sole voting power over such 15,500 shares and therefore, may be deemed to beneficially own the shares reported as beneficially owned by PGALLC.

•	674,200 shares were owned by Pyramis Global Advisors Trust Company (“PTATC”), a wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act. Edward C. Johnson 3d and FMR LLC, through its control of PGATC each has sole dispositive power and sole voting power over such 674,200 shares and therefore, may be deemed to beneficially own the shares reported as beneficially owned by PGATC.

•	41,962 shares were owned by Fidelity International Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC No-Action letter dated October 5, 2000. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals.

In addition, due to its ownership, directly or through trusts, of shares representing 49% of the voting power of FMR LLC, the family of Edward C. Johnson 3d, Chairman of FMR LLC, may be deemed to beneficially own the shares reported as beneficially owned by FMR LLC. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2007.

(3)	Based solely on a Schedule 13G/A dated February 14, 2008, Wellington Management Company, LLP (“Wellington Management”), in its capacity as investment advisor, may be deemed to beneficially own 14,248,605 shares of Common Stock of Alkermes which are held of record by clients of Wellington Management. Wellington Management shares voting power over 11,212,788 shares of Alkermes Common Stock and shares investment power over 14,223,805 shares of Alkermes Common Stock. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2007.

(4)	Based solely on a Schedule 13G/A dated February 14, 2008, T. Rowe Price Associates, Inc. has sole voting power over 2,398,910 shares of Alkermes Common Stock and sole investment power over 11,052,380 shares of Alkermes Common Stock. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2007.

(5)	Based solely on a Schedule 13G dated February 14, 2008, Legg Mason Capital Management, Inc. (“Legg Mason”) in its capacity as investment advisor, may be deemed to beneficially own 5,982,891 shares of Alkermes Common Stock which are held of record by clients of Legg Mason. Legg Mason shares voting and investment power over 5,982,891 shares of Alkermes Common Stock. The percentage of class beneficially owned is as reported in such 13G and is as of December 31, 2007.

(6)	Based solely on a Schedule 13G/A dated February 14, 2008, ClearBridge Advisors, LLC and Smith Barney Fund Management LLC beneficially own 5,697,093 shares of Alkermes Common Stock and share voting and investment power over the shares as set forth below. The percentage of class beneficially owned is as reported in such 13G/A and is as of December 31, 2007.

	Shared	Shared
	Voting	Investment	Beneficial	Percent of
Entity	Power	Power	Ownership	Class

ClearBridge Advisors, LLC	4,859,543	5,635,093	5,635,093	5.53%
Smith Barney Fund Management LLC	62,000	62,000	62,000	0.06%

Total	4,921,543	4,921,543	5,697,093	5.59%

(7)	Based solely on a Schedule 13G dated March 10, 2008, Morgan Stanley has sole voting power over 5,327,079 shares of Alkermes Common Stock, shared voting power over 1,758 shares of Alkermes

Common Stock and sole investment power over 5,334,372 shares of Alkermes Common Stock. The percentage of class beneficially owned is as reported in such 13G and is as of March 4, 2008.

(8)	Based solely on a Schedule 13G/A dated January 11, 2008, D.E. Shaw Valence Portfolios, L.L.C. beneficially owns 5,246,671 shares of Alkermes Common Stock and shares voting and investment power with respect to all 5,246,671 shares. D.E. Shaw & Co., L.P. beneficially owns 5,248,971 shares of Alkermes Common Stock which is composed of 5,246,671 shares in the name of D.E. Shaw Valence Portfolios, L.L.C. and 2,300 shares under the management of D.E. Shaw Investment Management, L.L.C. D.E. Shaw & Co., L.P. and David E. Shaw share voting and investment power with respect to 5,248,971 shares. David E. Shaw does not own any shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P., which is the managing member and investment advisor of D.E. Shaw Valence Portfolios, L.L.C. and the managing member of D.E. Shaw Investment Management, L.L.C., David E. Shaw may be deemed to have the shared power to vote and the shared power to invest the 5,248,971 of Alkermes Common Stock. The percentage of class beneficially owned is as reported in such 13G/A and is as of January 1, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock.

Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company for the fiscal year ended March 31, 2008, all reports were timely filed except that, due to administrative error, Dr. Elliot W. Ehrich and Mr. Gordon G. Pugh incorrectly reported their acquisition of shares due to the vesting of a restricted stock award, and Dr. Elliot W. Ehrich was late in reporting the acquisition of shares due to the exercise of an option award.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Corporate Governance

Our Compensation Committee reviews, oversees and administers our executive compensation programs. The Committee’s complete roles and responsibilities are set forth in the written charter adopted by the Board of Directors, which was amended in October 2007, and which is available on the Corporate Governance page of the Investor Relations section of the Company’s website, available at: http://investor.alkermes.com. The Board of Directors selected the following individuals to serve on the Committee as of October 9, 2007: Mark B. Skaletsky (Chair), Paul J. Mitchell and Dr. Alexander Rich. Between April 1, 2007 and October 9, 2007, the following directors served on the committee: Paul Schimmel (Chair), Paul J. Mitchell and Dr. Alexander Rich. Each of these individuals satisfies the independence requirements of Nasdaq.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate experienced and well-qualified executive officers who will promote the Company’s research and product development, manufacturing, commercialization and operational efforts. We structure our executive officer compensation packages based on level of job responsibility, peer comparisons, individual performance and overall Company performance. The Committee bases its executive compensation programs on the same objectives that guide the Company in establishing all its compensation programs, which are:

•	To provide an overall compensation package that rewards individual performance and corporate performance in achieving Company objectives, as a means to promote the creation and retention of value for the Company and its stockholders;

•	To attract and retain a highly skilled work force by providing a compensation package that is competitive with other employers who compete with us for talent;

•	To structure an increasing proportion of an individual’s compensation as performance-based as he or she progresses to higher levels within the Company;

•	To foster the long-term focus required for success in the biotechnology industry; and

•	To structure our compensation and benefits programs similarly across the Company.

Compensation Program Elements

The compensation program for executive officers consists of the following elements:

•	Base salary

•	Annual cash incentive award (bonus)

•	Long-term equity incentive awards, including:

•	Stock options

•	Restricted stock awards

The Committee utilizes these elements of compensation to structure compensation packages for executive officers that can reward both short and long-term performance of the individual and the Company and foster executive retention.

Base Salary

Base salaries are used to provide a fixed amount of compensation for the executive’s regular work. The Committee establishes base salaries that are competitive with comparable companies for each position and level of responsibility to the extent such comparable companies and positions exist. The salaries of the executive officers are reviewed on an annual basis, at the time of the mid-fiscal year performance review established by the Company. The Committee may consider factors such as the individual’s performance, level of pay compared to comparable companies for each position and level of responsibility, cost of living indices, the magnitude of other annual salary increases at the Company, and general progress towards achieving the corporate objectives, in determining increases, if any, to base salary. Any base salary increase for an executive officer must be established by the Committee.

Cash Incentive Bonus

Cash incentive bonuses motivate executive officers to achieve short-term operational and strategic goals that are aligned with and supportive of long-term Company value. Cash incentive bonuses are awarded by the Committee after the fiscal year-end based on an evaluation of Company performance and each individual’s contribution to this performance. Performance objectives are established and evaluated by the Committee.

In April 2007, the Committee approved the Alkermes Fiscal 2008 Named-Executive Bonus Plan, and established the Company’s fiscal year 2008 corporate objectives and bonus ranges that may be earned for the period April 1, 2007 to March 31, 2008 by the Company’s executive officers. The fiscal year 2008 corporate objectives under the plan were: drive robust supply of RISPERDAL® CONSTA® sales; successfully commercialize VIVITROL®; achieve key development program milestones; and achieve financial performance against budget. Bonus ranges determined by the Committee were 0% to 100% of base salary for each executive named in the bonus plan. Such bonus ranges were determined by reference to market data and historical bonus ranges for executives in the Company at comparable levels. Bonuses under the executive bonus plan are awarded after the close of the fiscal year based upon the Committee’s review of the performance of the Company against its fiscal year objectives, and the individual performance of each executive in achieving such goals. Individual performance of the participants is determined by the Committee in its sole discretion.

Under the terms of his employment agreement, Mr. Pops, who transitioned from Company CEO to Chairman of the Board at the beginning of fiscal year 2008, was eligible to receive a target bonus for fiscal year 2008 at the same target rate of his base salary as under his previous employment agreement. In April 2007, the Committee set performance objectives for fiscal year 2008 for Mr. Pops to be those corporate objectives listed above plus the facilitation of an orderly transition of his duties as CEO. After considering Mr. Pops’ employment agreement and comparable market data, the Committee set a target bonus for Mr. Pops of 50% of base salary, and determined that, in order for Mr. Pops to receive: (i) a cash bonus, at least 20% of his objectives must have been met; (ii) a target bonus, at least 40% of such objectives must have been met; and (iii) the maximum bonus, the substantial achievement of a majority of such objectives must have occurred.

Also in April 2007, the Committee set performance objectives for fiscal year 2008 for David Broecker, who transitioned from Company President and Chief Operating Officer to President and CEO at the beginning of fiscal year 2008 to be those corporate objectives listed above. After considering comparable market data, the Committee set a target bonus for Mr. Broecker of 50% of base salary and determined that, in order for Mr. Broecker to receive: (i) a cash bonus, at least 25% of his objectives must have been met; (ii) a target bonus, at least 50% of such objectives must have been met; and (iii) the maximum bonus, the substantial achievement of a majority of such objectives must have occurred.

The Committee did not establish a target bonus amount for those named executive officers other than Mr. Pops and Mr. Broecker.

Equity Incentives — Performance Based Restricted Stock Awards, Stock Options and Restricted Stock Awards

Grants of stock options and awards of restricted common stock under the Company’s equity compensation plans are designed to promote long-term retention and stock ownership, and align the interests of executives with those of stockholders, providing our executives with the opportunity to share in the future value they are responsible for creating. Generally, stock options vest in equal annual installments over a four-year period. The Committee may, in its discretion, award equity incentives with a different vesting schedule. If any employee, including a named executive officer, retires after having met the retirement eligibility criteria reflected in our stock option grants, then the stock option will vest and become exercisable in full for a prescribed period of time after retirement, not to exceed the full term of the grant. If the retirement criteria have not been met, vested exercisable stock options remain exercisable for up to three months from the recipient’s date of termination from service and unvested stock options are forfeited. Currently, there are no special retirement provisions associated with restricted stock awards.

The number of options and awards granted to each executive officer is generally determined by the Committee based on the performance of the executives and their contributions to overall Company performance; information with regard to stock option grants and restricted common stock awards at comparable companies, and generally within the biotechnology industry, based upon data provided by the independent compensation consultant; consideration of previous equity awards made to such person; and personal knowledge of the Committee members regarding executive stock options and restricted common stock awards at comparable companies. Consideration is also given to the impact of stock option and restricted common stock awards on the Company’s results of operations.

For fiscal year 2008, the Committee decided to alter the historical composition of equity incentives at the Company from primarily stock options to a combination of stock options and restricted stock awards, while at the same time more selectively utilizing different types of equity compensation within the Company to focus on senior executives and those other key employees, as identified by our CEO in consultation with our human resources department, who are more likely to be motivated by such equity compensation. The Committee believes this philosophy will reward and retain key employees, while motivating executives to increase shareholder value. In this context, the Committee determined that the mix of stock options and restricted stock awards should be re-balanced within the company so that senior executives receive a greater proportion of stock options than restricted stock awards, vice presidents receive a more balanced mixture of the two, and the Company more aggressively utilize restricted stock awards for other key employees of the Company.

The Committee determined to schedule two equity grants based upon employee performance in fiscal year 2008. The first in November, after the window to trade in Company securities reopened following the announcement of the Company’s mid-year financial results, and the second in May, after the window to trade in Company securities reopened following the announcement of the Company’s year-end financial results. The grant in November was designed to coincide with the mid-fiscal year performance review established by the Company and the Company’s mid-year financial results. The grant in May was designed to reward performance during the prior full fiscal year. The Committee makes the May equity grants after the close of our fiscal year so that it may fully evaluate the performance of the Company during the prior fiscal year against its fiscal year performance objectives.

Under the terms of Mr. Pop’s employment agreement, Mr. Pops was eligible to receive equity compensation for performance during fiscal year 2008 only in the form of restricted stock awards. The Committee initially limited the equity granted to Mr. Pops under his employment agreement to restricted stock awards because such awards do not benefit from accelerated vesting due to the satisfaction of certain retirement criteria, which was afforded to stock options issued under our 1999 Plan, and therefore had greater retentive value. However, the Committee subsequently determined that it wanted to have the flexibility to consider the potential impact of certain tax code provisions, including Section 162(m), on the form of equity paid to Mr. Pops and greater flexibility in utilizing the available pool of restricted stock awards than was afforded to it by limiting Mr. Pops’ equity compensation to restricted stock awards. In November 2007, the Committee, with Mr. Pops’ consent, amended his employment agreement to allow for the issuance of equity compensation in the form of restricted stock awards and/or stock options. The Committee then determined that any stock option granted to Mr. Pops under his employment agreement would not receive the benefit of a certain Company retirement provision which would have provided Mr. Pops with accelerated vesting and greater time to exercise given his satisfaction of the required age and seniority requirements.

Under the terms of Mr. Pop’s employment agreement, Mr. Pops was eligible to receive equity compensation for performance during fiscal year 2008, based on performance objectives determined by the Committee, commensurate with his recent equity awards. For fiscal year 2008, the Committee established the range of equity compensation for Mr. Pops to be between 0 and 500,000 shares and determined that in order for Mr. Pops to receive an equity award, at least 20% of his performance objectives — consisting of the corporate objectives set forth above in our Alkermes Fiscal 2008 Named-Executive Bonus Plan plus the facilitation of an orderly transition of his duties as CEO to Mr. Broecker — must be met. A maximum equity award to Mr. Pops required the Committee to determine that substantial achievement of a majority of such objectives has occurred.

For fiscal year 2008, the Committee specifically established the range of equity compensation for Mr. Broecker to be between 0 and 500,000 shares, with such shares to include a time vesting component. In order for the CEO to receive an equity award, at least 25% of the corporate objectives of the Company must be met. A maximum equity award to the CEO required the Committee to determine that substantial achievement of a majority of such objectives has occurred.

Compensation Committee Calendar

At the beginning of fiscal year 2008, the Committee determined the following compensation calendar. In November 2007, approximately mid-way through the Company’s fiscal year, the Committee (i) determined the annual percentage adjustment to base salaries for executives and (ii) considered the first of two scheduled equity grants for executives and qualified employees. In May 2008, after the close of the Company’s fiscal year, the Committee determined (i) the size of the Company bonus pool, (ii) executive bonuses and (iii) the second of two scheduled equity grants for executives and qualified employees (in each case, equity to be granted after the window to trade reopens after announcement of the Company’s mid-year and fiscal year-end financial results).

Compensation Determinations

Factors Considered in Determining Compensation

The Committee may consider a number of factors to assist it in determining compensation for the Company’s executive officers.

Company Performance.  As discussed previously, the Committee, with the agreement of the Board of Directors, set four corporate objectives for performance during the fiscal year ended March 31, 2008. Company’s performance against these objectives were as follows:

Corporate
Objectives	Accomplishments

Drive robust supply of RISPERDAL® CONSTA® sales
•   Alkermes shipped more than 5.8 million vials of RISPERDAL CONSTA.

•   Worldwide sales of RISPERDAL CONSTA by Janssen-Cilag were approximately $1.2 billion.

•   Overall manufacturing yields of RISPERDAL CONSTA improved markedly over the past two years.

• Alkermes was named the 2007 External Manufacturer of the Year, North American Region by its partner.

• The FDA approved a 12.5 mg dose of RISPERDAL CONSTA for the treatment of schizophrenia within specific patient populations, including those with renal and hepatic impairment.

• Alkermes’ partner submitted a Supplemental New Drug Application to the FDA for RISPERDAL CONSTA as a deltoid injection for the treatment of schizophrenia.

•   Positive data from a one-year, phase 3 study of RISPERDAL CONSTA in patients with frequently relapsing bipolar disorder (“FBRD”) was presented at the 14th Biennial Winter Workshop on Schizophrenia and Bipolar Disorders in Montreux, Switzerland.

•   Based on this data, Alkermes’ partner submitted a sNDA to the FDA seeking approval for RISPERDAL CONSTA as an adjunctive maintenance treatment to delay the occurrence of mood episodes in patients with FRBD.

Corporate
Objectives	Accomplishments

Successfully commercialize VIVITROL®
•   U.S. sales of VIVITROL were approximately $18 million during the fiscal year.

•   Alkermes filled approximately 37,500 vials, and shipped for packaging approximately 29,500 vials, of VIVITROL.

•   The VIVITROL commercial organization was reorganized to better align the expense base to the revenue opportunity and a new leadership structure was put in place.

• Outside the U.S., Alkermes filed an application with the Medicines and Healthcare Products Regulatory Agency for approval of VIVITROL for alcohol dependence in the United Kingdom and Germany.

• Alkermes entered into an agreement with Cilag GmbH International, a subsidiary of Johnson & Johnson, to launch VIVITROL in Russia and other countries in the Commonwealth of Independent States.

• Alkermes initiated a detoxification study in Germany as part of its phase IV commitment to the FDA.

Achieve key development program milestones	AIR® Inhaled Insulin • Alkermes shipped more than 6 million capsules to support AIR Inhaled Insulin clinical studies.

•   Due to the termination of the AIR Inhaled Insulin program for reasons not related to product safety, the Company reorganized its Massachusetts operations within 10 days, eliminating over 150 people or about 40% of the Massachusetts-based workforce.

Exenatide Once Weekly

• Alkermes, Amylin Pharmaceuticals, Inc. and Lilly reported positive results for a phase 3 study for exenatide once weekly.

•   Based on these results, Amylin and Lilly decided to initiate several additional superiority studies to compare exenatide once weekly to other medications for the treatment of type 2 diabetes prior to launch.

•   Alkermes provided technical support for the transfer of the manufacturing process and commercial readiness for exenatide once weekly at Amylin’s West Chester facility, enabling the team to meet overall timelines for the project.

• Amylin and Alkermes successfully completed the scale-up of the 15kg bulk unit and made batches for use in clinical studies.

ALKS 27

•   Alkermes and Indevus Pharmaceuticals, Inc. announced positive preliminary results from a phase 2a study of ALKS 27, an inhaled formulation of trospium chloride utilizing our proprietary AIR technology, in patients with chronic obstructive pulmonary disease.

•   Alkermes confirmed to Indevus that the Feasibility Agreement dated as of February 4, 2005, which related to the development of ALKS 27 had terminated in accordance with its terms and stated its intention to independently develop and commercialize an inhaled trospium product based on its AIR technology.

• Using our AIR pulmonary technology, Alkermes decided to independently develop an inhaled trospium product for the treatment of chronic obstructive pulmonary disease.

Corporate
Objectives	Accomplishments

ALKS 29

• Alkermes announced positive results from a phase 1/2 study of ALKS 29 in alcohol dependent patients.

ALKS 33

• Alkermes announced ALKS 33 as the first lead development candidate to emerge from the library of novel opioid receptor molecules in-licensed from Rensselaer Polytechnic Institute.

Achieve financial performance against budget
•   Alkermes achieved its third consecutive profitable fiscal year, with record GAAP net income of $167.0 million (representing the high-end of financial expectations provided in May 2007).

•   Alkermes sold its stake in Reliant Pharmaceuticals, Inc., resulting in a gain of $174.6 million. As Alkermes’ representative on the Board of Reliant, Mr. Pops played an important role in protecting Alkermes’ interests during the negotiation of the Reliant transaction and in successfully monetizing Alkermes’ interest in Reliant.

• Alkermes initiated an aggressive share repurchase program, repurchasing 7.0 million shares of common stock by fiscal year end.

• Alkermes reported total revenues of $240.7 million, driven by strong manufacturing and royalty revenues from RISPERDAL CONSTA.

• Worldwide sales of RISPERDAL CONSTA by Janssen were approximately $1.2 billion in fiscal year 2008, a 27% increase over sales of RISPERDAL CONSTA in fiscal 2007.

• At the close of fiscal year 2008, Alkermes was in a strong financial position, with cash and total investments of $460.4 million.

The Committee does not apply a formula or assign these performance objectives relative weights. Instead, it makes a subjective determination after considering such measures collectively.

Individual Performance.  In establishing compensation levels, the Committee also evaluates each executive’s individual performance using certain subjective criteria, including an evaluation of each executive’s contribution to achievement of the corporate objectives and to overall corporate performance and managerial ability. In making its evaluations, the Committee consults on an informal basis with other members of the Board of Directors. In establishing compensation for executive officers other than Mr. Pops, who served as Chairman of the Company during fiscal year 2008, and Mr. Broecker, who served as President and CEO of the Company during fiscal year 2008, the Committee reviewed in detail the recommendations of Mr. Pops and Mr. Broecker. With respect to Mr. Broecker, the Committee reviews the recommendation of Mr. Pops. With respect to Mr. Pops, the Committee meets at the end of the fiscal year to evaluate his achievement of the corporate objectives and any additional individual objectives, and other accomplishments related to his oversight of strategic issues affecting the Company.

Benchmarking.  Another consideration which affects the Committee’s decisions regarding executive compensation is the high demand for well-qualified personnel. Given such demand, the Committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the Committee, through the Company’s Director of Compensation and Benefits, retained the services of an independent compensation consultant, Pearl Meyer and Partners, to review market data and various incentive programs and to provide assistance in establishing the Company’s cash and equity based compensation targets and awards based, in large part, upon a peer group identification and assessment that it was retained to conduct. Pearl Meyer and Partners reported its findings to our Director of Compensation and Benefits, who then communicated these findings directly to the Compensation Committee.

The companies that comprised the Company’s pharmaceutical peer group for fiscal year 2008 consisted of Amylin Pharmaceuticals, Inc.; BioMarin Pharmaceuticals Inc.; Cubist Pharmaceuticals Inc.; ImClone Systems Inc.; The Medicines Company; MGI Pharmaceuticals Inc.; Millennium Pharmaceuticals Inc.; Nektar Therapeutics; OSI Pharmaceuticals Inc.; PDL BioPharma, Inc.; United Therapeutics Corp.; Vertex Pharmaceuticals Inc; and Viropharma Inc. These thirteen publicly-traded US-headquartered firms compete in similar product, service and labor markets as Alkermes and have generally similar revenue.

Pearl Meyer also reviewed data from a survey group of companies, which reflects a broader group of biopharmaceutical/biotechnology companies employing the appropriate revenue, industry and executive role perspectives. Data is collected from survey sources of similar size and industry as Alkermes. Surveys used in this analysis were: 2006 Presidio Pay Advisor Executive Compensation in Biopharmaceutical Industry, 2006 Mercer Executive Compensation Survey and two survey sources maintained as confidential by Pearl Meyer.

Based on its assessments, Pearl Meyer found that the average base salary and base salary plus target cash bonus of our executive officers were at the 40th and 45th percentile, respectively, of the market composite of survey and industry peer group data, and the average long term incentives of our executive officers was at the 50th percentile of the market composite of survey and industry peer group data.

The peer group analyses enable the Committee to compare the Company’s executive compensation program as a whole and also the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Committee seeks to ensure that our executive compensation program is competitive, meaning generally between the median and 65th percentile of our peers in terms of value when the Company achieves the targeted performance levels; however, as mentioned elsewhere in our compensation discussion and analysis, this comparative data provided by our compensation consultant is only one of many factors that the Committee takes into consideration in determining executive and individual compensation programs. The Committee, in its sole authority, has the right to hire or fire outside compensation consultants.

Executive Officer Compensation Determination

Base Salary.  The Company and Richard Pops entered into an employment agreement pursuant to which, effective April 1, 2007 and for a period of three years, Mr. Pops serves as the Company’s Chairman of the Board of Directors and is responsible for overseeing strategic issues affecting the Company and maintaining key relationships with the Company’s business partners. During fiscal year 2008, Mr. Pops was also specifically responsible for dedicating the time and resources necessary to assist in the transition of Mr. Broecker to the role of Chief Executive Officer. Under the agreement, Mr. Pops continues to receive the same salary (adjusted for inflation), and be entitled to the same benefits, as under his previous employment agreement with the company.

Effective April 1, 2007, David Broecker became the President and CEO, and a director, of the Company. As a result of this appointment, the Committee, in April 2007, reviewed the base salary for Mr. Broecker. The Committee decided to increase Mr. Broecker’s salary by $50,000 (approximately 12%) to $458,848 effective April 1, 2007 to reflect his new position and responsibilities and to review his salary again based on comparable data during the base salary review of all executives held mid-fiscal year. In May 2007, Mr. Pugh and Dr. Ehrich were promoted to the positions of Sr. Vice President and Chief Operating Officer and Sr. Vice President, Research and Development, and Chief Medical Officer, respectively. In June 2007, the Committee determined that each of Mr. Pugh’s and Dr. Ehrich’s base salaries should be adjusted to $350,000 effective May 23, 2007 to reflect their new job responsibilities based on an analysis of comparable data (an increase of approximately 8% for Mr. Pugh and 4% for Dr. Ehrich).

The Committee reviewed base salaries for all executives of the Company coinciding with the mid-fiscal year performance review established by the Company. The Committee considered a number of factors, such as cost of living indices, market data for comparable companies and general progress towards achieving the corporate objectives in determining base salary adjustments for fiscal year 2008. The Committee determined to increase the salary of Messrs. Pops and Frates and Dr. Ehrich by approximately 5% effective November 5, 2007. Based on the recommendation of Mr. Broecker, and a review of data for Chief Operating Officers at other comparable companies, the Committee determined to increase the salary of Mr. Pugh by approximately 6% effective November 5, 2007.

The Committee solicited the input of Mr. Pops, the Chairman of the Board, in determining any salary adjustments for Mr. Broecker. Based upon Mr. Pops’ recommendation, data regarding CEO base salaries at comparable companies and an assessment of Mr. Broecker’s performance, the Committee determined to increase Mr. Broecker’s salary by approximately 9% effective November 5, 2007; this increase was in addition to that effected upon Mr. Broecker’s appointment to the position of CEO.

Cash Incentive Bonus.  In May 2008, the Committee reviewed the performance of Mr. Broecker against the Alkermes corporate objectives. The Committee determined that the cash incentive bonus for Mr. Broecker for fiscal year 2008 was $170,000 (approximately 34% of his base salary at the time). While the Committee determined that Mr. Broecker’s performance against his predetermined corporate objectives supported the payment of a larger bonus, the Committee determined that Mr. Broecker should receive a smaller bonus due to the decline in shareholder return for fiscal year 2008.

In May 2008, the Committee reviewed the performance of Mr. Pops against his performance objectives. The Committee determined that the cash incentive bonus for Mr. Pops for fiscal year 2008 was $306,000 (approximately 50% of his base salary at the time). While the Committee determined that Mr. Pops’ performance against his predetermined corporate objectives supported the payment of a larger bonus, the Committee determined that Mr. Pops should receive a smaller bonus due to the decline in shareholder return for fiscal year 2008.

Also, in May 2008, Mr. Broecker presented to the Committee a performance evaluation of each of the other named executive officers and his recommendations for cash incentive bonus amounts based on such evaluation. Based upon the achievement of the Company’s corporate objectives and the individual performance recommendations of Mr. Broecker, as well as the bonus ranges set by the Committee, the Committee determined and awarded cash bonuses for fiscal year 2008 to the other named executive officers, as detailed in the Summary Compensation Table below.

Equity Incentives — Stock Options and Restricted Stock Awards.  In considering the grant of equity to executives at its mid-fiscal year 2008 grant in November 2007, the Committee generally considered the overall performance of the Company in achieving the corporate objectives to date as well as information with regard to stock option grants and restricted common stock awards at comparable companies, and generally within the biotechnology industry, based upon data provided by the independent compensation consultant. In that regard, Mr. Pops received an option to purchase 50,000 shares of Common Stock and 6,000 shares of restricted stock of the Company and Mr. Broecker received an option to purchase 30,000 shares of Common Stock and 4,000 shares of restricted stock of the Company. The other named executive officers received the following grants: Mr. Frates 15,000 option shares and 2,000 shares of restricted stock; and Mr. Pugh and Dr. Ehrich, 15,000 option shares and 2,000 shares of restricted stock each. Each of these options and restricted stock awards vest in one quarter increments over the subsequent four years, subject to early vesting in certain instances such as death or permanent disability and other instances as described below in “Potential Payments upon Termination or Change in Control.”

In May 2008, after the close of fiscal year 2008, the Committee awarded additional equity grants for fiscal year 2008 performance. In determining the grant of equity to Messrs. Pops and Broecker, the Committee took into consideration comparable company data provided by the independent compensation consultant, historic awards, the amount and nature of the mid-fiscal year 2008 equity grants, the overall fiscal year 2008 shareholder return, and the performance of Mr. Pops and Mr. Broecker against the corporate objectives and their respective individual objectives. The Committee also considered the potential beneficial impact on shareholder return offered by the long-term incentive nature of time-vesting equity grants. Based upon these factors, the Committee granted Mr. Pops 19,000 shares of restricted stock and 170,000 option shares and Mr. Broecker 16,000 shares of restricted stock and 110,000 option shares. As previously discussed, our November and May equity grants, taken together, were based on performance by our named executive officers for our fiscal year 2008. In this context, the following table sets forth equity incentive awards earned by Mr. Broecker and Mr. Pops based on their performance and the performance of the Company during fiscal years 2007 and 2008:

	2007 Fiscal Year Performance	2008 Fiscal Year Performance
	(April 1, 2006 – March 31, 2007)	(April 1, 2007 – March 31, 2008)
David Broecker	Stock option grants for 140,000 shares Grants of 80,000 shares on December 12, 2006 & 60,000 shares on June 1, 2007	Stock option grants for 140,000 shares Grants of 30,000 shares on November 5, 2007 & 110,000 shares on May 27, 2008 (at an exercise price of $12.29)

	Restricted stock awards for 15,000 shares Grant of 15,000 shares on June 1, 2007	Restricted stock awards for 16,000 shares Grants of 4,000 shares on November 5, 2007 & 12,000 shares on May 27, 2008(at an exercise price of $12.29)

Richard Pops	Stock option grants for 220,000 shares Grants of 120,000 shares on December 12, 2006 & 100,000 shares on June 1, 2007	Stock option grants for 220,000 shares Grants of 50,000 shares on November 5, 2007 & 170,000 shares on May 27, 2008(at an exercise price of $12.29)

	Restricted stock awards for 25,000 shares Grant of 25,000 shares on June 1, 2007	Restricted stock awards for 25,000 shares Grants of 6,000 shares on November 5, 2007 & 19,000 shares on May 27, 2008(at an exercise price of $12.29)

For reporting officers other than Mr. Pops and Mr. Broecker, the Committee considered the comparable company data provided by the independent compensation consultant, historic awards, the amount and nature of the mid-fiscal year 2008 equity grants, and the recommendations of Mr. Broecker, which are based on an assessment of the individual’s performance against corporate objectives and his or her individual objectives. The Committee granted the other named executive officers the following grants in May 2008: Mr. Frates, 50,000 option shares and 6,500 shares of restricted stock; Mr. Pugh, 45,000 option shares and 6,000 shares of restricted stock; and Dr. Ehrich, 45,000 option shares and 6,000 shares of restricted stock. Each of these options and restricted stock awards vest in one quarter increments over the subsequent four years, subject to early vesting in certain instances such as death or permanent disability and other instances as described below in “Potential Payments upon Termination or Change in Control.”

Perquisites

The Company did not provide executive officers with any perquisites in fiscal year 2008.

Retirement benefits

The terms of the Company’s 401(k) Savings Plan (“401k Plan”), provide for executive officer and broad-based employee participation. Under the 401k Plan, all Company employees are eligible to receive matching contributions from the Company. The Company’s matching contribution for the 401k Plan for fiscal year 2008 was $0.50 for each dollar on the first 6% of each participant’s pretax salary, subject to a cap, and was calculated on a payroll-by-payroll basis subject to applicable Federal limits.

Other benefits

Executive officers are eligible to participate in the Company’s employee benefit plans on the same terms as all other employees. These plans include medical, dental and life insurance. The Company may also provide relocation expense reimbursement and related tax gross-up benefits which are negotiated on an individual basis with executive officers. In addition, executive officers are eligible to receive severance benefits in connection with a termination or a change in control as set forth in each of their employment contracts and described more fully below.

Post Termination Compensation and Benefits

We have a program in place under which our executive officers receive severance benefits if they are terminated without cause or if they terminate their employment for “good reason” (e.g., a material diminution in his or her responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his or her employment), and thereafter sign a general release of claims. Additionally, named executive officers receive severance benefits if, for a period of time following a corporate transaction or a change in control, they are terminated without cause or they terminate for good reason. The terms of these arrangements and the amounts payable under them are described in more detail below under “Potential Payments Upon Termination or Change in Control.” We provide these arrangements because we believe that some severance arrangements are necessary in a competitive market for talent to attract and retain high quality executives. In addition, the change in control benefit allows the executives to maintain their focus on Company business during a period when they otherwise might be distracted.

Tax Deductibility of Compensation

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to its named executive officers. This deduction limitation does not apply, however, to certain “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

During fiscal year 2008, the Board of the Company determined that the compensation attributable to certain grants of non-qualified stock options made to certain of its executive officers in the past may not be deductible by the Company as a result of the limitations imposed by Section 162(m) of the Internal Revenue Code (“Section 162(m)”) because such stock options were granted pursuant to a stock option plan that did not contain one of the provisions necessary in order to maintain such deductibility under Section 162(m). As a result, the Board requested that stockholders of the Company approve an Amended and Restated 1999 Stock Option Plan to add the necessary provision so that compensation attributable to stock options granted under such plan could be deductible by the Company when exercised. The Company’s stockholders approved such Amended and Restated 1999 Stock Option Plan on October 9, 2007. Accordingly, on November 15, 2007, and again on March 31, 2008, the Board, with the consent of the grantee, decided to cancel certain of the affected stock options provided that the Committee re-grant the same stock options under the Company’s Amended and Restated 1999 Stock Option Plan. On November 15, 2007 and again on March 31, 2008, the Committee re-granted such stock options under the Company’s Amended and Restated 1999 Stock Option Plan. The re-granted stock options contain the same terms as the canceled stock options, including vesting schedule, number of shares, and the original exercise price which, in all cases, is higher than the fair market value of the Company’s common stock on the date of grant. The sole purpose of the cancellation and re-grant was to preserve the Company’s tax deduction in the future with respect to such stock options. No additional benefit was extended to the officers as a result of the cancellation and re-grant and the Company does not expect to incur any additional accounting charge as a result of such cancellation and re-grant.

In fiscal year 2008, the Board canceled and the Committee re-granted options to our named executive officers, as follows: Richard Pops, eleven option grants, representing the right to purchase approximately 2,325,995 shares; James Frates, ten option grants, representing the right to purchase approximately 490,369 shares; Elliot Ehrich, fifteen option grants, representing the right to purchase approximately 447,000 shares; David Broecker, nine option grants, representing the right to purchase approximately 1,149,120 shares; Gordon Pugh, nine option grants, representing the right to purchase approximately 407,099 shares.

Fiscal 2009 Compensation Decisions

Subsequent to the close of the Company’s fiscal year ended March 31, 2008 and commencing in fiscal year 2009, the Committee determined to modify the compensation calendar to provide for a single grant of equity for fiscal year performance to be made after the window to trade in Company securities reopens following the announcement of the Company’s year-end financial results.

Compensation Committee Report

The Compensation Committee furnishes the following report:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Alkermes management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by,

Mark Skaletsky, Chair
Paul J. Mitchell
Alexander Rich

Summary Compensation Table

The following table presents and summarizes the compensation paid to or earned by the named executive officers of the Company for the fiscal years ended March 31, 2008 and March 31, 2007.

							Change in
							Pension
							Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)(3)	(h)	(i)(4)	(j)

David A. Broecker	FY 08	472,278	—	328,485	1,221,394	170,000	—	7,500	2,199,657
President and Chief Executive Officer	FY 07	397,878	—	522,513	1,581,756	213,000	—	94,512	2,809,659
James M. Frates	FY 08	367,138	—	164,243	619,296	150,000	—	7,500	1,308,177
Senior Vice President, Chief Financial Officer and Treasurer	FY 07	350,745	—	261,256	787,009	200,000	—	6,600	1,605,610
Richard F. Pops	FY 08	608,721	—	545,503	1,798,581	306,000	—	7,500	3,266,305
Director and Chairman of the Board	FY 07	581,513	—	870,854	3,853,962	408,000	—	6,600	5,720,929
Elliot W. Ehrich	FY 08	353,964	—	118,373	432,231	130,000	—	7,500	1,042,068
Senior Vice President, Research and Development and Chief Medical Officer	FY 07	326,797	—	180,056	521,142	125,000	—	6,600	1,159,595
Gordon G. Pugh	FY 08	353,160	—	118,373	431,986	130,000	—	7,500	1,041,019
Senior Vice President and Chief Operating Officer	FY 07	315,441	—	174,171	517,554	110,000	—	6,600	1,123,766

Notes to Summary Compensation

(1)	The amounts in column (e) reflect the compensation cost recognized for financial statement reporting purposes, excluding estimates of forfeitures, if any, for the fiscal years ended March 31, 2008 and 2007, respectively, in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”) for stock awards made under the Award Plans, which includes amounts for stock awards granted in and prior to the fiscal year ended March 31, 2008. Stock Awards generally vest based on graded vesting and the Company recognizes the cost of stock awards with graded vesting on a straight-line basis over the requisite service period of each separately vesting tranche. The weighted average grant date fair value of stock awards vesting during the year ended March 31, 2008 is included in footnote 9 ‘Share-Based Compensation’ to the Company’s consolidated financial statements for the fiscal year ended March 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 30, 2008. The weighted average grant date fair value of stock awards vesting during the year ended March 31, 2007 is included in footnote 11 ‘Share-Based Compensation’ to the Company’s consolidated financial statements for the fiscal year ended March 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2007.

(2)	The amounts in column (f) reflect the compensation cost recognized for financial statement reporting purposes, excluding estimates of forfeitures, if any, for the fiscal years ended March 31, 2008 and 2007, respectively, in accordance SFAS No. 123(R) for stock option awards made under the Plans, which includes amounts related to option awards granted in and prior to the fiscal year ended March 31, 2008. Option awards vest based on graded vesting and the Company recognizes the cost of option awards with graded vesting on a straight-line basis over the requisite service period of each separately vesting tranche. Mr. Pops is eligible to benefit from the retirement provisions offered to all recipients of stock options under the Company’s 1998 and 1999 plans, except that certain of these retirement provisions — for which Mr. Pops would have qualified — do not apply to stock options granted to him for performance during fiscal year 2008. Since Mr. Pops meets certain of the retirement criteria, the entire fair value of his option awards for performance during fiscal years prior to fiscal year 2008 is expensed in the period of the grant for option grants made after the Company adopted SFAS No. 123(R) on April 1, 2006, and there are no estimated forfeitures for these option grants. Assumptions used in the calculation of the fair value of option awards granted by the Company in the fiscal years ended March 31, 2008 and 2007 are included in footnote 9 ‘Share-Based Compensation’ to the Company’s consolidated financial statements for the fiscal year ended March 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 30, 2008. Assumptions used in the calculation of the fair value of option awards granted by the Company in the fiscal years ended March 31, 2006, 2005 and 2004 are included under the heading ‘Stock Options and Awards’ in footnote 2 ‘Summary of Significant Accounting Policies’ to the Company’s consolidated financial statements for the fiscal year ended March 31, 2006 included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on August 14, 2006. There can be no assurance that the cost of stock option awards recognized for financial reporting purposes will be realized by grantees.

(3)	The amounts in column (g) reflect the cash awards paid to the named executive officers for services performed in the fiscal years ended March 31, 2007 and 2008 pursuant to the Alkermes Fiscal 2007 Named Executive Bonus Plan and the Alkermes Fiscal 2008 Named-Executive Bonus Plan, respectively.

(4)	With the exception of Mr. Broecker, the amounts in column (i) reflect Company contributions for life and disability insurance and the Company’s match on contributions made by the named executive officers to the Company’s 401(k) plan. Column (i) for Mr. Broecker also includes $87,912 related to the forgiveness of approximately one-fifth of a loan made to Mr. Broecker on June 13, 2001, including $27,912 of taxes related to the loan forgiveness, pursuant to the employment agreement, dated as of December 22, 2000, with Mr. Broecker. Although this loan terminated in February 2006 and no balance remained outstanding as of March 31, 2006, it was credited through the Company’s payroll system in the fiscal year ended March 31, 2007.

Grants of Plan-Based Awards — for Fiscal Year Ended March 31, 2008

The following table presents information on all grants of plan-based awards to our named executive officers for the fiscal year ended March 31, 2008. There can be no assurance of the intrinsic value realized, if any, on stock options and stock awards. The vested portion of the fair value of the stock options and stock awards granted during the fiscal year ended March 31, 2008 were expensed in the fiscal year and are included in columns (e) and (f) in the Summary Compensation Table.

								All
								Other
								Stock
								Awards:	All Other			Grant
								Number	Option		Closing	Date
								of	Awards:		Price on	Fair
					Estimated Future			Shares	Number	Exercise	the	Value of
		Estimated Future Payouts			Payouts Under			of	of	or Base	NASDAQ	Stock
		Under Non-Equity			Equity Incentive Plan			Stock	Securities	Price of	on the	and
		Incentive Plan Awards			Awards			or	Underlying	Option	Date of	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Grant	Awards
	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
(a)	(b)*	(c)(1)	(d)(1)	(e)(1)	(f)	(g)	(h)	(i)(3)	(j)(4)	(k)(5)		(l)(6)

David A. Broecker	6/1/2007	—	—	—	—	—	—	15,000	—	—	—	239,250
	6/1/2007	—	—	—	—	—	—	—	60,000	15.95	15.98	438,026
	11/5/2007	—	—	—	—	—	—	4,000	—	—	—	56,520
	11/5/2007	—	—	—	—	—	—	—	30,000	14.13	14.30	202,707
	N/A	0	250,000	500,000	—	—	—	—	—	—	—	—
	N/A	—	—	—	0 (2)	—	500,000 (2)	—	—	—	—	—
James M. Frates	6/1/2007	—	—	—	—	—	—	7,500	—	—	—	119,625
	6/1/2007	—	—	—	—	—	—		30,000	15.95	15.98	219,013
	11/5/2007	—	—	—	—	—	—	2,000	—	—	—	28,260
	11/5/2007	—	—	—	—	—	—	—	15,000	14.13	14.30	101,354
	N/A	0	—	378,436	—	—	—	—	—	—	—	—
Richard F. Pops	6/1/2007	—	—	—	—	—	—	25,000	—	—	—	398,750
	6/1/2007	—	—	—	—	—	—	—	100,000	15.95	15.98	730,042
	11/5/2007	—	—	—	—	—	—	6,000	—	—	—	84,780
	11/5/2007	—	—	—	—	—	—	—	50,000	14.13	14.30	337,845
	N/A	0	313,750	627,500	—	—	—	—	—	—	—	—
	N/A	—	—	—	0 (2)	—	500,000 (2)	—	—	—	—	—
Elliot W. Ehrich	6/1/2007	—	—	—	—	—	—	6,000	—	—	—	95,700
	6/1/2007	—	—	—	—	—	—	—	30,000	15.95	15.98	219,013
	11/5/2007	—	—	—	—	—	—	2,000	—	—	—	28,260
	11/5/2007	—	—	—	—	—	—	—	15,000	14.13	14.30	101,354
	N/A	0	—	367,500	—	—	—	—	—	—	—	—
Gordon G. Pugh	6/1/2007	—	—	—	—	—	—	6,000	—	—	—	95,700
	6/1/2007	—	—	—	—	—	—	—	30,000	15.95	15.98	219,013
	11/5/2007	—	—	—	—	—	—	2,000	—	—	—	28,260
	11/5/2007	—	—	—	—	—	—	—	15,000	14.13	14.30	101,354
	N/A	0	—	371,000	—	—	—	—	—	—	—	—

Notes to Grants of Plan-Based Awards

*	In fiscal years 2007 and 2008, the Company awarded stock options and stock awards for fiscal year performance in November (mid-fiscal year grants) and in May/June (after the close of the fiscal year). As such, this table reflects stock options and stock awards granted on June 1, 2007 for performance by grantees in the fiscal year ended March 31, 2007 but does not include stock options and stock awards which were granted on May 27, 2008 for performance by grantees in fiscal year ended March 31, 2008.

(1)	Represents the bonus range under the Alkermes Fiscal 2008 Named-Executive Bonus Plan for bonus awards that may be earned by named executive officers during the performance period April 1, 2007 to March 31, 2008. With the exception of Mr. Broecker and Mr. Pops, the Committee did not establish a target bonus amount for the named executive officers. The target bonus amount for Mr. Broecker and Mr. Pops is 50% of base salary (as of March 31, 2008). See “Compensation Discussion and Analysis — Compensation Program Elements — Cash Incentive Bonus” for a detailed discussion of the Alkermes

Fiscal 2008 Named-Executive Bonus Plan and the Summary Compensation Table above for the actual cash incentive bonus amounts earned in fiscal year 2008.

(2)	Represents the target range of the equity award that may be earned by Mr. Broecker and Mr. Pops during the performance period April 1, 2007 to March 31, 2008. The target range is 0 to 500,000 shares, with such shares to include a time vesting component. There is no specific target award. In order for Mr. Broecker to receive an equity award, at least 25% of the Company objectives set forth in the Alkermes Fiscal 2008 Named-Executive Bonus Plan must have been met. A maximum equity award to Mr. Broecker requires the Committee to determine that substantial achievement of a majority of such objectives has occurred. In order for Mr. Pops to receive an equity award, at least 20% of his performance objectives must have been met. A maximum equity award to Mr. Pops required the Committee to determine that substantial achievement of a majority of such objectives had occurred. See “Compensation Discussion and Analysis — Executive Officer Compensation Determination — Equity Incentives — Stock options and Restricted Stock Awards” for a detailed discussion of the equity awards earned by each of Mr. Broecker and Mr. Pops for performance during fiscal year 2008.

(3)	Represents stock awards granted on June 1, 2007 and November 5, 2007 under the 2002 Restricted Stock Award Plan. The unvested stock awards vest ratably over the four-year period following the grant date and are issued on the vesting date. No dividend equivalents are paid on unvested stock awards.

(4)	Represents stock options granted under the 1999 Stock Option Plan. These stock options vest ratably over the four-year period following the grant date. In the event of termination of employment by reason of death or permanent disability, the vesting and exercisability of such stock options shall be fully accelerated and the period during which the stock options may be exercised shall be three (3) years following the date of termination of employment, but not beyond the original term of the stock options.

(5)	The exercise prices of all stock options granted during the fiscal year ended March 31, 2008 equals the average of the high and low of the Company’s common stock on the grant dates.

(6)	Represents the estimated grant date fair value of stock options and stock awards granted to the named executive officers during the fiscal year ended March 31, 2008 calculated using valuation techniques compliant with SFAS No. 123(R) and used for financial reporting purposes. The fair value of stock options granted on June 1, 2007 and November 5, 2007 was $7.30 and $6.76 per share, respectively. The grant price of the stock awards granted on June 1, 2007 and November 5, 2007 was $15.95 and $14.13, respectively. There can be no assurance that the stock options will be exercised (in which case no value will be realized by the optionee) or that the value realized upon exercise will equal the grant date fair value.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table presents equity awards for each named executive officer outstanding as of March 31, 2008.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
			Equity					Awards:	Market or
			Incentive					Number of	Payout
			Plan					Unearned	Value
			Awards:			Number of	Market	Shares,	of Unearned
	Number of	Number of	Number of			Shares or	Value	Units or	Shares,
	Securities	Securities	Securities			Units of	of Shares or	Other	Units
	Underlying	Underlying	Underlying			Stock	Units of	Rights	or Other
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)	(h)(6)	(i)	(j)

David A. Broecker	—	—	—	—	—	22,500 (3)	267,300	—	—
	—	—	—	—	—	15,000 (4)	178,200	—	—
	—	—	—	—	—	4,000 (5)	47,520	—	—
	400,000	—	—	29.34	2/12/2011	—	—	—	—
	150,000	—	—	19.40	10/2/2011	—	—	—	—
	75,000	—	—	4.77	7/18/2012	—	—	—	—
	275,000	—	—	7.36	12/12/2012	—	—	—	—
	122,500	—	—	9.97	4/25/2013	—	—	—	—
	110,250	—	—	14.57	10/17/2013	—	—	—	—
	67,250	—	—	12.16	12/10/2013	—	—	—	—
	67,500	22,500	—	12.30	7/12/2014	—	—	—	—
	157,500	52,500	—	14.90	12/17/2014	—	—	—	—
	56,250	56,250	—	18.60	12/9/2015	—	—	—	—
	14,063	42,187	—	20.79	5/2/2016	—	—	—	—
	20,000	60,000	—	14.38	12/12/2016	—	—	—	—
	—	60,000	—	15.95	6/1/2017	—	—	—	—
	—	30,000	—	14.13	11/5/2017	—	—	—	—
James M. Frates	—	—	—	—	—	11,250 (3)	133,650	—	—
	—	—	—	—	—	7,500 (4)	89,100	—	—
	—	—	—	—	—	2,000 (5)	29,700	—	—
	12,668	—	—	9.05	6/29/2008	—	—	—	—
	23,058	—	—	5.94	9/21/2008	—	—	—	—
	100,000	—	—	16.69	10/28/2009	—	—	—	—
	100,000	—	—	29.31	11/20/2010	—	—	—	—
	60,000	—	—	19.40	10/2/2011	—	—	—	—
	30,000	—	—	4.77	7/18/2012	—	—	—	—
	70,000	—	—	7.36	12/12/2012	—	—	—	—
	35,000	—	—	9.97	4/25/2013	—	—	—	—
	31,500	—	—	14.57	10/17/2013	—	—	—	—
	83,500	—	—	12.16	12/10/2013	—	—	—	—
	33,750	11,250	—	12.30	7/12/2014	—	—	—	—
	78,750	26,250	—	14.90	12/17/2014	—	—	—	—
	28,126	28,124	—	18.60	12/9/2015	—	—	—	—
	7,032	21,093	—	20.79	5/2/2016	—	—	—	—
	10,000	30,000	—	14.38	12/12/2016	—	—	—	—
	—	30,000	—	15.95	6/1/2017	—	—	—	—
	—	15,000	—	14.13	11/5/2017	—	—	—	—

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
			Equity						Awards:	Market or
			Incentive						Number of	Payout
			Plan						Unearned	Value
			Awards:			Number of		Market	Shares,	of Unearned
	Number of	Number of	Number of			Shares or		Value	Units or	Shares,
	Securities	Securities	Securities			Units of		of Shares or	Other	Units
	Underlying	Underlying	Underlying			Stock		Units of	Rights	or Other
	Unexercised	Unexercised	Unexercised	Option		That		Stock That	That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)(1)	(c)	(d)	(e)	(f)(2)	(g)		(h)(6)	(i)	(j)

Richard F. Pops	—	—	—	—	—	37,500	(3)	445,500	—	—
	—	—	—	—	—	25,000	(4)	297,000	—	—
	—	—	—	—	—	6,000	(5)	71,280	—	—
	183,166	—	—	5.94	9/21/2008	—		—	—	—
	500,000	—	—	16.69	10/28/2009	—		—	—	—
	500,000	—	—	29.31	11/20/2010	—		—	—	—
	250,000	—	—	19.40	10/2/2011	—		—	—	—
	125,000	—	—	4.77	7/18/2012	—		—	—	—
	350,000	—	—	7.36	12/12/2012	—		—	—	—
	166,250	—	—	9.97	4/25/2013	—		—	—	—
	149,625	—	—	14.57	10/17/2013	—		—	—	—
	184,125	—	—	12.16	12/10/2013	—		—	—	—
	112,500	37,500	—	12.30	7/12/2014	—		—	—	—
	262,500	87,500	—	14.90	12/17/2014	—		—	—	—
	93,750	93,750	—	18.60	12/9/2015	—		—	—	—
	23,438	70,312	—	20.79	5/2/2016	—		—	—	—
	30,000	90,000	—	14.38	12/12/2016	—		—	—	—
	—	100,000	—	15.95	6/1/2017	—		—	—	—
	—	50,000	—	14.13	11/5/2017	—		—	—	—
Elliot W. Ehrich	—	—	—	—	—	7,500	(3)	89,100	—	—
	—	—	—	—	—	6,000	(4)	71,280	—	—
	—	—	—	—	—	2,000	(5)	23,760	—	—
	150,000	—	—	43.94	6/29/2010	—		—	—	—
	35,000	—	—	29.31	11/20/2010	—		—	—	—
	75,000	—	—	19.40	10/2/2011	—		—	—	—
	9,373	—	—	4.77	7/18/2012	—		—	—	—
	30,489	—	—	7.36	12/12/2012	—		—	—	—
	30,000	—	—	9.97	4/25/2013	—		—	—	—
	27,000	—	—	14.57	10/17/2013	—		—	—	—
	44,500	—	—	12.16	12/10/2013	—		—	—	—
	22,500	7,500	—	12.30	7/12/2014	—		—	—	—
	53,625	17,875	—	14.90	12/17/2014	—		—	—	—
	19,000	19,000	—	18.60	12/9/2015	—		—	—	—
	4,688	14,062	—	20.79	5/2/2016	—		—	—	—
	5,125	15,375	—	14.38	12/12/2016	—		—	—	—
	—	30,000	—	15.95	6/1/2017	—		—	—	—
	—	15,000	—	14.13	11/5/2017	—		—	—	—
Gordon G. Pugh	—	—	—	—	—	7,500	(3)	89,100	—	—
	—	—	—	—	—	6,000	(4)	71,280	—	—
	—	—	—	—	—	2,000	(5)	23,760	—	—
	160,000	—	—	25.96	1/7/2012	—		—	—	—
	4,000	—	—	4.77	7/18/2012	—		—	—	—
	24,000	—	—	7.36	12/12/2012	—		—	—	—
	15,400	—	—	9.97	4/25/2013	—		—	—	—
	30,000	—	—	14.57	10/17/2013	—		—	—	—
	54,600	—	—	12.16	12/10/2013	—		—	—	—
	22,500	7,500	—	12.30	7/12/2014	—		—	—	—
	52,500	17,500	—	14.90	12/17/2014	—		—	—	—
	18,750	18,750	—	18.60	12/9/2015	—		—	—	—
	4,688	14,062	—	20.79	5/2/2016	—		—	—	—
	5,000	15,000	—	14.38	12/12/2016	—		—	—	—
	—	30,000	—	15.95	6/1/2017	—		—	—	—
	—	15,000	—	14.13	11/5/2017	—		—	—	—

Notes to Outstanding Equity Awards at 2008 Fiscal Year-End

(1)	Grant date of all stock options is ten years prior to the option expiration date (Column (f)). All stock options vest ratably in 25% increments on each of the first four anniversaries of the grant date. Except for those stock options granted to Mr. Pops for performance during fiscal year 2008 (pursuant to his current employment agreement), if any employee, including a named executive officer, retires after having met certain of the Company’s retirement eligibility criteria, then those stock options granted under our 1998 and 1999 stock option plans after December 9, 2004 and those stock options granted before December 9, 2004 with an exercise price less than $13.69, shall vest and become exercisable in full for a prescribed period of time after retirement, not to exceed the full term of the grant. Mr. Pops is the only named executive officer who meets such retirement eligibility criteria. In the event of termination of employment by reason of death or permanent disability, the vesting and exercisability of stock options granted (i) after November 2000 shall be fully accelerated and the period during which the stock options may be exercised shall be three (3) years following the date of termination of employment, but not beyond the original term of the stock options, and (ii) before November 2000 shall not be subject to any acceleration of vesting and the period during which the stock options may be exercised shall be one (1) year following the date of termination of employment, but not beyond the original term of the stock options.

(2)	Stock options expire ten years from the grant date.

(3)	Stock awards were granted on June 16, 2006 under the 2002 Restricted Stock Award Plan. 25% of the stock awards vested upon grant in recognition of each named executive officer’s contribution to the successful launch of VIVITROL. The remaining unvested stock awards vest in equal amounts on the first, second and third anniversaries of the grant date and shares are issued on the vesting date. No dividend equivalents are paid on unvested stock awards. In the event the individual’s employment relationship and any other relationship with the Company are terminated for any reason, unvested stock awards are forfeited on the date of termination.

(4)	Stock awards were granted on June 1, 2007 under the 2002 Restricted Stock Award Plan. The unvested stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and shares are issued on the vesting date. No dividend equivalents are paid on unvested stock awards. In the event the individual’s employment relationship and any other relationship with the Company are terminated for any reason, unvested stock awards are forfeited on the date of termination.

(5)	Stock awards were granted on November 5, 2007 under the 2002 Restricted Stock Award Plan. The unvested stock awards vest in equal amounts on the first, second, third and fourth anniversaries of the grant date and shares are issued on the vesting date. No dividend equivalents are paid on unvested stock awards. In the event the individual’s employment relationship and any other relationship with the Company are terminated for any reason, unvested stock awards are forfeited on the date of termination.

(6)	Market value is based on the closing price of Company’s common stock on March 31, 2008 (the last day of trading for the fiscal year ended March 31, 2008) as reported by NASDAQ, which was $11.88.

Option Exercises and Stock Vested — for Fiscal Year Ended March 31, 2008

The following table presents information regarding option exercising and vesting of stock awards for each named executive officer during the year ended March 31, 2008.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares		Value Realized on
	Acquired on	Value Realized on	Acquired		Vesting
Name	Exercise (#)	Exercise ($)	on Vesting (#)		($)
(a)	(b)	(c)	(d)		(e)

David A. Broecker	—	—	11,250		171,169
James M. Frates	93,332	577,429	5,625		85,584
Richard F. Pops	126,688	860,912	50,750	(1)	870,561
Elliot W. Ehrich	16,888	182,865	3,750		57,056
Gordon G. Pugh	6,000	61,749	3,750		57,056

Notes to Option Exercises and Stock Vested — for Fiscal Year Ended March 31, 2008

(1)	Includes 32,000 stock awards granted under the 1991 Restricted Stock Award Plan. In 1996, the Board of Directors requested that Mr. Pops defer vesting on certain of his stock awards entitled to four-year vesting. Mr. Pops consented to defer such vesting. In fiscal year 2008, the Committee determined that there was no longer any reason to defer such vesting and such awards vested in full.

Pension Benefits — for Fiscal Year Ended March 31, 2008

The Company has no defined benefits plans or other supplemental retirement plans for the named executive officers.

Nonqualified Deferred Compensation — for Fiscal Year Ended March 31, 2008

The Company has no nonqualified defined contribution plans or other nonqualified deferred compensation plans for the named executive officers.

Potential Payments upon Termination or Change in Control

If, during the term of the executive officer’s employment agreement with the Company, the Company terminates such executive officer’s employment without cause or such executive officer terminates his employment for “good reason” (e.g., a material diminution in his or her responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his or her employment) and such executive officer thereafter signs a general release of claims, the Company will provide severance, as follows: to Mr. Pops, over a twenty-four month period, the Company will pay an amount equal to two times the sum of (i) the average of his current and prior year’s base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such twenty-four month period; to Mr. Broecker, over an eighteen month period, the Company will pay an amount equal to one and one-half times the sum of (i) the average of his current and prior year’s base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such eighteen month period; and to Messrs. Ehrich, Frates and Pugh, over a twelve month period, the Company will pay an amount equal to the sum of (i) the average of his or her current and prior year’s base salary plus (ii) the average of his or her annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such twelve month period.

Under the employment agreements with our executive officers, in the event of a change in control, each executive officer would be entitled to continue his or her employment with the Company for a period of two years following the change in control. If, during this two-year period, the Company terminates such executive officer without cause or if such executive officer terminates his or her employment for “good reason,” the Company shall pay such executive officer a pro rata bonus (based upon the average of the annual bonus for the prior two years) for the year in which the termination occurs. Additionally, he or she will receive a lump sum payment equal to, for Messrs. Pops and Broecker, two times, and for Messrs Ehrich, Frates and Pugh, one and one-half times, the sum of his or her then base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his or her annual bonus during the prior two years. Each executive officer will also be entitled to continued participation in the Alkermes’ health benefit plans, for Messrs. Pops and Broecker, for a period of two years following the date of termination, and for Messrs Ehrich, Frates and Pugh, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if the Company terminates such executive officer without cause or if such executive officer terminates his or her employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the executive officer. Each executive officer is also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code. Upon a change in control of the Company, all outstanding stock options issued under our

1999 Stock Option Plan become exercisable. Restricted stock awards and all other outstanding stock options may become vested and nonforfeitable in connection with a change in control in the Committee’s discretion.

Except as set forth below, if any employee, including a named executive officer, retires after having met certain of the Company’s retirement eligibility criteria, then those stock options granted under our 1998 and 1999 stock option plans after December 9, 2004 and those stock options granted before December 9, 2004 with an exercise price less than $13.69, shall vest and become exercisable in full for a prescribed period of time after retirement, not to exceed the full term of the grant. As of March 31, 2008, Mr. Pops was the only named executive officer who met the retirement eligibility criteria reflected in these stock option grants; however, as previously discussed, under his current employment agreement, Mr. Pops is not entitled to the benefit of this retirement provision for stock options granted to him for performance during fiscal years 2008, 2009 and 2010. If the retirement criteria have not been met, vested exercisable stock options remain exercisable for up to three months from the recipient’s date of termination from service and unvested stock options are forfeited. In addition, in the event an employee (including a named executive officer) is terminated by reason of death or permanent disability, his or her stock options shall vest and become exercisable in full for a period of between one to three years following termination depending on the date of the stock option grant, not to exceed the full term of the grant.

The named executive officers are entitled to certain benefits upon death or disability available to all our employees, as described below. Under our flexible benefits program, all of our eligible employees, including the named executive officers, have the ability to purchase long-term disability coverage that will pay up to 60% of base monthly salary, up to $20,000 per month during disability. In addition, under our flexible benefits program, the Company provides life insurance coverage for all of our eligible employees, including the named executive officers, equal to two times base salary, with a maximum of $500,000 in coverage paid by the Company. In the event of termination due to death or disability, stock options granted prior to November 2000 become exercisable for a one-year period, not to exceed the full term of the grant, and stock options granted after November 2000 become fully vested and exercisable for a three-year period, not to exceed the full term of the grant. In addition, in the event Mr. Pops is removed or reassigned due to disability, he is entitled to his then-current full base salary and benefits for a period of time equal to the lesser of (a) six (6) months or (b) the balance of the term of his employment agreement.

Potential Post-Termination Payments

The following table summarizes the potential payments to each named executive officer under various termination events. The table assumes that the event occurred on March 31, 2008, and the calculations use the closing price of our common stock on March 31, 2008 (the last trading day of fiscal year 2008) as reported by NASDAQ, which was $11.88 per share.

			Involuntary
			Termination
			Without,
		Involuntary	or Voluntary
		Termination	Termination
		Not for	for,
		Cause and Not	Good Reason
	Voluntary	Following a	Following a
	Termination or	Change in	Change in
Name and Payment Elements	Retirement(1)	Control(2)	Control(3)

David A. Broecker
Cash Compensation:
Severance	$—	$908,136	$1,226,500
Equity Awards:
Stock Options(4)	—	—	—
Benefits:
Health and Dental Insurance	—	27,950	37,266

Total	$—	$936,086	$1,263,766

James M. Frates
Cash Compensation:
Severance	$—	$581,926	$780,154
Equity Awards:
Stock Options(4)	—	—	—
Benefits:
Health and Dental Insurance	—	18,633	27,950

Total	$—	$600,559	$808,104

Richard F. Pops
Cash Compensation:
Severance	$—	$1,654,047	$1,684,000
Equity Awards:
Stock Options(4)	—	—	—
Benefits:
Health and Dental Insurance	—	37,266	37,266

Total	$—	$1,691,313	$1,721,266

Elliot W. Ehrich
Cash Compensation:
Severance	$—	437,654	637,249
Equity Awards:
Stock Options(4)	—	—	—
Benefits:
Health and Dental Insurance	—	18,633	27,950

Total	$—	$456,287	$665,199

Gordon G. Pugh
Cash Compensation:
Severance	$—	$420,017	$628,948
Equity Awards:
Stock Options(4)	—	—	—
Benefits:
Health and Dental Insurance	—	18,633	27,950

Total	$—	$438,650	$656,898

Notes to Post-Termination Payments

(1)	If any employee, including a named executive officer, retires after having met certain of the Company’s retirement eligibility criteria, then those stock options granted under our 1998 and 1999 stock option plans after December 9, 2004 (except for stock options awarded to Mr. Pops for performance during fiscal year

2008) and those stock options granted before December 9, 2004 with an exercise price less than $13.69, shall vest and become exercisable in full for a period of five years after retirement, not to exceed the full term of the grant. As of March 31, 2008, Mr. Pops was the only named executive officers who met the retirement eligibility criteria reflected in these stock option grants.

(2)	If, during the term of the executive officer’s employment agreement with the Company, the Company terminates such executive officer’s employment without cause or such executive officer terminates his employment for “good reason” (e.g., a material diminution in his responsibilities, authority, powers, functions, duties or compensation or a material change in the geographic location at which he or she must perform his employment) and such executive officer thereafter signs a general release of claims, the Company will provide severance, as follows: to Mr. Pops, over a twenty-four month period, the Company will pay an amount equal to two times the sum of (i) the average of his current and prior year’s base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such twenty-four month period; to Mr. Broecker, over an eighteen month period, the Company will pay an amount equal to one and one-half times the sum of (i) the average of his current and prior year’s base salary, plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such eighteen month period; and to Messrs. Ehrich, Frates and Pugh, over a twelve month period, the Company will pay an amount equal to the sum of (i) the average of his current and prior year’s base salary plus (ii) the average of his annual bonus during the prior two years, and will provide for continued participation in the Company’s health benefit plans during such twelve month period.

(3)	Under the employment agreements with our executive officers, in the event of a change in control, each executive officer would be entitled to continue his employment with the Company for a period of two years following the change in control. If, during this two-year period, the Company terminates such executive officer without cause or if such executive officer terminates his employment for “good reason,” the Company shall pay such executive officer a pro rata bonus (based upon the average of the annual bonus for the prior two years) for the year in which the termination occurs. Additionally, he or she will receive a lump sum payment equal to, for Messrs. Pops and Broecker, two times, and for Messrs Ehrich, Frates and Pugh, one and one-half times, the sum of his then base salary (or the base salary in effect at the time of the change in control, if higher) plus an amount equal to the average of his annual bonus during the prior two years. Each executive officer will also be entitled to continued participation in the Alkermes’ health benefit plans, for Messrs. Pops and Broecker, for a period of two years following the date of termination, and for Messrs Ehrich, Frates and Pugh, for a period of eighteen months following the date of termination. These change in control payments are expressly in lieu of, and supersede, those severance payments and benefits otherwise payable if the Company terminates such executive officer without cause or if such executive officer terminates his employment for good reason, provided that such termination occurs within two years after the occurrence of the first event constituting a change in control and that such first event occurs during the period of employment of the executive officer. Each executive officer is also entitled to a “gross-up payment” equal to the excise tax imposed upon the severance payments made in the event of a change in control, if any payment or benefit to the executive, whether pursuant to the employment agreement or otherwise, is considered an “excess parachute payment” and subject to an excise tax under the Internal Revenue Code.

In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will “gross up”, on an after-tax basis, the executive officer’s compensation for all federal, state and local income and excise taxes. The projected payments in this table would not trigger excise taxes and thus no gross-up payments would be made to any named executive officer.

(4)	All options granted under the 1999 Stock Option Plan vest in full upon a change in control. At March 31, 2008, there were no unvested stock options granted under the 1999 Stock Option Plan and held by our named executive officers that had an exercise price less than the market closing price of our common stock on March 31, 2008, which was $11.88 per share; therefore, there would be no value realized by our named executive officers upon exercise of unvested stock options granted under the 1999 Stock Option Plan under any of the termination events had they occurred on March 31, 2008.

Compensation of Directors

Each non-employee director and any director who serves as a part-time employee of the Company receives an annual retainer fee of $30,000 paid quarterly, in advance, and, on the date of the Company’s annual meeting, an option to purchase 20,000 shares of Common Stock. In addition, upon becoming a member of the Board of Directors, each new non-employee and part-time employee director who is not then a consultant to the Company automatically receives a one-time grant of options to purchase 20,000 shares of Common Stock. As of July 2008, if a new non-employee director is elected other than at the annual meeting of shareholders, the newly elected non-employee director also receives a grant of options equal to the product of 20,000 shares of Common Stock multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12. For the fiscal year ended March 31, 2008, Floyd E. Bloom, Geraldine Henwood, Paul J. Mitchell, Alexander Rich, Paul Schimmel and Mark B. Skaletsky served as non-employee directors. Paul Schimmel resigned as a director effective October 9, 2007. For the fiscal year ended March 31, 2008, Michael A. Wall served as a part-time employee and director of the Company. Robert A. Breyer served as a part-time employee and director of the Company until he resigned as a part-time employee effective April 26, 2007, at which time Mr. Breyer became a non-employee director. Richard F. Pops became Chairman of the Board of Directors of the Company effective April 1, 2007 and was an employee of the Company during the fiscal year ended March 31, 2008. David A. Broecker became a member of the Board of Directors of the Company effective April 1, 2007.

The 20,000 share option is granted automatically under the 2006 Alkermes Stock Option Plan for Non-Employee Directors each year on the date of the Company’s annual meeting of shareholders for non-employee directors. For part-time employee directors, the Company grants an option for 20,000 shares, under the 1999 Stock Option Plan, each year on the date of the Company’s annual meeting of shareholders. The initial grant of options are made to non-employee directors under the 2006 Alkermes Stock Option Plan for Non-Employee Directors and are made to part-time employee directors under the 1999 Stock Option Plan. All of such options are exercisable at the fair market value of the Common Stock on the date such options are granted and vest in full six (6) months following their grant. Non-employee and part-time employee directors do not receive any options to purchase shares of Common Stock except for the yearly grant of options to purchase 20,000 shares of the Company’s Common Stock and the one-time grant of an option to purchase 20,000 shares of the Company’s Common Stock upon joining the Board of Directors.

With the exception of Mr. Pops and Mr. Broecker, each director receives an attendance fee of $1,500 per Board of Directors’ meeting and $750 for each telephonic Board of Directors’ meeting. Mr. Pops and Mr. Broecker do not receive stock options or attendance fees for their service on the Board of Directors.

In September 2006, the Board adopted a resolution to change the way committee members were compensated for their committee service after reviewing compensation paid to board members at comparable companies for their service on the Board and on committees of the Board. The Board adopted the following annual retainers, to be paid pro rata on a quarterly basis, for service beginning October 1, 2006:

Audit Committee Chair: $15,000
Audit Committee member: $7,500
Compensation Committee Chair: $10,000
Compensation Committee member: $5,000
Nominating & Corporate Governance Committee Chair: $10,000
Nominating & Corporate Governance Committee member: $5,000

Directors receive reimbursement for reasonable travel expenses incurred in connection with Board of Directors’ meetings and meetings of committees of the Board of Directors.

Mr. Wall became a part-time employee of the Company on January 1, 2004. During the fiscal year ended March 31, 2008, Mr. Wall received compensation of $120,645 for the services that he performed for the Company outside of his capacity as a director. The Company believes that Mr. Wall’s part-time employee status is no less favorable to the Company than obtaining services from an independent third party.

Mr. Breyer resigned as a part-time employee of the Company on April 26, 2007. During fiscal year ended March 31, 2008, Mr. Breyer received compensation of $1,450 for the services he performed for the Company outside of his capacity as director. The Company believes that Mr. Breyer’s part-time employee status was no less favorable to the Company than obtaining services from an independent third party.

Director Compensation Table — for Fiscal Year Ended March 31, 2008

The following table presents and summarizes the compensation of the Company’s directors for the year ended March 31, 2008.

Director Compensation
	Fees Earned			Non-Equity
	or Paid in	Stock	Option	Incentive Plan	Change in Pension	All Other
	Cash	Awards	Awards	Compensation	Value and NQDC	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)(1)	(c)	(d)(2)(3)	(e)	(f)	(g)(4)	(h)

Floyd E. Bloom	52,250	—	186,740	—	—	—	238,990
Robert A. Breyer*	40,500	—	186,740	—	—	1,450	228,690
Geraldine Henwood	46,500	—	186,740	—	—	—	233,240
Paul J. Mitchell	60,500	—	186,740	—	—	—	247,240
Alexander Rich	48,000	—	186,740	—	—	—	234,740
Paul Schimmel**	25,250	—	—	—	—	—	25,250
Mark B. Skaletsky	58,000	—	186,740	—	—	—	244,740
Michael A. Wall*	38,250	—	186,740	—	—	120,645	345,635

Notes to Director Compensation Table — for Fiscal Year Ended March 31, 2008

*	Part-time employee director.

**	Dr. Schimmel’s term expired as of our annual shareholders meeting on October 9, 2007 as he declined to stand for reelection.

(1)	Represents fees earned by the Company’s directors in the fiscal year ended March 31, 2008 for services as a director, including annual retainer fees, committee and/or chairmanship fees and meeting fees.

(1)	Represents fees earned by the Company’s directors for service performed in the fiscal year ended March 31, 2008.

(2)	The amounts in column (d) reflect the compensation cost recognized for financial statement reporting purposes, excluding estimates of forfeitures, if any, in accordance SFAS No. 123(R) for stock option awards granted in the fiscal year ended March 31, 2008. Each director received a grant of 20,000 stock options on October 9, 2007, which had an estimated grant date fair value of $9.34 per share. The stock options granted to the non-employee directors were granted under the 2006 Stock Option Plan for Non-Employee Directors. Stock options granted under the 2006 Stock Option Plan for Non-Employee Directors are nonqualified stock options that vest six months from the grant date and expire upon the earlier of ten years from the grant date or one year after the optionee ceases to be a member of the Board for any reason or, if there is a written agreement restricting the exercise and sale of such options in effect at such time, then one year from the expiration of such written contract. Stock options granted to Mr. Wall, a part-time employee director, were granted under the 1999 Stock Option Plan and are nonqualified stock options that vest six months from the grant date and expire upon the earlier of ten years from the grant date or one year after the optionee ceases to be a member of the Board for any reason or, if there is a written agreement restricting the exercise and sale of such options in effect at such time, then one year from the expiration of such written contract. The Company recognizes the cost of the stock options granted to non-employee and part-time employee directors on a straight-line basis over the vesting period of the stock options. There can be no assurance that the stock options will be exercised or the value realized upon exercise will equal the grant date fair value.

(3)	Assumptions used in the calculation of the fair value of option awards made by the Company for the stock options granted to directors on October 9, 2007 are as follows: option exercise price, $18.29; expected term, seven years; volatility, 42%; interest rate, 4.49%; dividend yield, zero. Our directors hold the following aggregate number of outstanding stock options as of March 31, 2008: Floyd E. Bloom, 185,000 shares; Robert A. Breyer, 512,500 shares; Geraldine Henwood, 138,000 shares; Paul J. Mitchell, 128,000 shares; Alexander Rich, 185,000 shares; Paul Schimmel, 20,000 shares; Mark B. Skaletsky, 99,000 shares; Michael A. Wall, 175,000 shares.

(4)	Effective January 1, 2004, Mr. Wall became a part-time employee of the Company. During the fiscal year ended March 31, 2008, Mr. Wall received compensation of $120,645 for the services that he performed for the Company outside of his capacity as a director. The Company believes that Mr. Wall’s part-time employee status is no less favorable to the Company than obtaining services from an independent third party.

Since Mr. Breyer’s retirement as President of the Company, he had received compensation of $13,000 per year as a part-time employee of the Company for the services that he performed for the Company outside of his capacity as a director. Mr. Breyer resigned as a part-time employee of the Company on April 26, 2007. During fiscal year ended March 31, 2008, Mr. Breyer received compensation of $1,450 for the services he performed for the Company outside of his capacity as director. Alkermes believes that Mr. Breyer’s part-time employee status is no less favorable to the Company than obtaining services from an independent third party.

The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s travel accident and directors’ and officers’ indemnity insurance policies.

Compensation Committee Interlocks and Insider Participation

Between April 1, 2007 and October 9, 2007, the following directors served on the Compensation Committee: Paul Schimmel (Chair), Paul J. Mitchell and Dr. Alexander Rich. As of October 9, 2007, the following individuals have served on the committee: Mark B. Skaletsky (Chair), Paul J. Mitchell and Dr. Alexander Rich.

During the last fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our audit committee charter, which is posted on the Corporate Governance page of the Investor Relations section of the Company’s website, available at http://investor.alkermes.com, makes clear that our Audit Committee is responsible for reviewing and approving transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules. In addition, our Code of Business Conduct and Ethics, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair that persons ability to make objective and fair decisions while acting in their Company roles and requires that, among other things, any transactions with related persons be disclosed to, and receive the approval of, the appropriate committee of our board of directors.

In addition, at the end of each fiscal quarter, we ask all directors and officers of the Company (VP and higher) to disclose a list of their “related parties”; this practice is not pursuant to a written policy or procedure. Related parties are defined as any public, private, profit, or non-profit companies or organizations of which they or their immediate family is an officer, director or 10% or greater shareholder. All reported “related parties” are sent to the Company’s Finance department who check them against transactions of the Company in that prior quarter. At the Audit Committee meeting held to review the quarter’s financial results, any transactions between the Company and a reported related party are reported to the Audit Committee for its review and, if deemed appropriate by the Committee in its sole discretion, approval.

There are no such relationships or transactions that are required to be disclosed in this Proxy Statement under SEC rules.

Stock Options

During the last fiscal year, executive officers, part-time employee directors and non-employee directors were granted options to purchase shares of Common Stock pursuant to Alkermes’ 1999 Stock Option Plan and the 2006 Stock Option Plan for Non-Employee Directors.

DISCLOSURE WITH RESPECT TO OUR EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

	Number of
	Securities to be	Weighted Average
	Issued Upon Exercise	Exercise Price
	of Outstanding	of Outstanding	Number of Securities
	Options, Warrants	Options, Warrants	Remaining Available
Plan Category	and Rights(1)	and Rights(2)	for Future Issuance(1)

Equity compensation plans approved by security holders(3)	18,177,235	$16.55	3,560,938
Equity compensation plans not approved by security holders(4)	882,420	$16.16	20,889

Total	19,059,655	$16.53	3,581,827

(1)	Share information is as of March 31, 2008. There are no warrants or other rights outstanding. Reflects information with regard to our stock option plans (1998 Equity Incentive Plan, 1999 Plan and 2006 Plan) and our restricted stock plan (2002 Plan). Included as part of the “equity compensation plans approved by security holders” in the above table are, as of March 31, 2008, 482,500 shares of our Common Stock, issued as restricted stock awards, which are subject to forfeiture until such awards have vested and 736,899 shares of common stock which remain available for issuance under our 2002 Plan.

(2)	Represents the weighted average exercise price of our outstanding options under our 1999 Plan and 2006 Plan (for those plans approved by shareholders) and our 1998 Plan (for that plan not approved by shareholders). This does not include information about the outstanding restricted stock awards under the 2002 Plan because such awards do not have an exercise price.

(3)	Includes the 1999 Plan, the 2002 Plan and the 2006 Plan.

(4)	The 1998 Equity Incentive Plan, or the 1998 Plan, terminated in April 2008. The 1998 Plan, which was adopted by Advanced Inhalation Research, Inc. prior to its acquisition by the Company is the only equity compensation plan not approved by the Company’s shareholders. Upon assumption of the 1998 Plan by the Company in April 1999, the 1998 Plan provided for the issuance of up to 1,156,262 shares of Common Stock upon the exercise of stock options and restricted stock awards granted to employees, directors and consultants of the Company. During fiscal year 2008, the Company did not issue any stock options from the 1998 Plan.

OTHER BUSINESS

The Board of Directors does not intend to present to the Meeting any business other than the election of directors, review and approval of the 2008 Stock Option and Incentive Plan, and the ratification of its independent registered public accounting firm. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this Proxy Statement or which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, independent registered public accounting firm, audited the consolidated financial statements of the Company for the fiscal year ended March 31, 2008. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

DEADLINE FOR SHAREHOLDER PROPOSALS

Alkermes must receive any proposal by a shareholder of Alkermes intended to be presented at the 2009 annual meeting of shareholders at its principal executive office not later than March 30, 2009 in accordance with Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended, for inclusion in Alkermes’ proxy statement and form of proxy relating to that meeting.

If a stockholder who wishes to present a proposal at the 2009 annual meeting of shareholders (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by June 11, 2009 and such proposal is brought before the 2009 annual meeting of shareholders, then under the Securities and Exchange Commission’s proxy rules, the proxies solicited by management with respect to the 2009 annual meeting of shareholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission’s proxy rules.

In addition, in accordance with the Company’s bylaws, any nominee for election as a director of the Company at the 2009 annual meeting of shareholders must be submitted in writing to the Chairman of the Board on or before April 29, 2009, which is ninety (90) days prior to the first anniversary of the date of this year’s proxy statement.

Any proposal intended to be presented at the 2008 annual meeting of shareholders must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. In order to curtail any controversy as to the date on which a proposal was received by Alkermes, it is suggested that proponents submit their proposal by certified mail, return receipt requested or other means, including electronic means, that permit them to prove date of delivery.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by Alkermes, and in addition to directly soliciting shareholders by mail, Alkermes may request banks and brokers to solicit their customers who have stock of Alkermes registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Alkermes may also be made of some shareholders in person or by mail or telephone following the original solicitation. In addition, Alkermes has retained the services of The Altman Group to solicit proxies, at an estimated cost of $6,500 plus such firm’s expenses.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended March 31, 2008, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc., or Broadridge, has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Alkermes will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any shareholder who sends a written request to Alkermes, Inc., 88 Sidney Street, Cambridge, MA, 02139, Attention: Secretary. If your household is receiving multiple copies of Alkermes’ Annual Reports or Proxy Statements and you wish to request delivery of a single copy, you may send a written request to Alkermes, Inc., 88 Sidney Street, Cambridge, MA 02139, Attention: Secretary.

APPENDIX A

ALKERMES, INC.

2008 STOCK OPTION AND INCENTIVE PLAN

Section 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Alkermes, Inc. 2008 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Alkermes, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards.

“Award Certificate” means a written or electronic certificate setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price reported by NASDAQ or such other exchange. If the market is closed on such date, the determination shall be made by reference to the last date preceding such date for which the market is open.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, initiation or completion of clinical trials, results of clinical trials, drug development or commercialization milestones, collaboration milestones, operational measures including production capacity and capability, hiring and retention of key managers, expense management, capital raising transactions, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, gross or net profit levels, operating margins, earnings (loss) per share of Stock and sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Unit Award” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

Section 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan.  The Plan shall be administered by the Administrator.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written (or electronic) instruments evidencing the Awards;

(v) subject to the provisions of Sections 6(d) and 7(a), to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written and electronic instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Options.  Subject to applicable law, the Administrator, in its discretion, may delegate to a subcommittee comprised of one or more members of the Board of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificates.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

Section 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 6,400,000 shares, plus (ii) the number of shares of Stock available for grant on the Effective Date under the Alkermes, Inc. 1999 Stock Option Plan, the Alkermes, Inc. 2002 Restricted Stock Award Plan and the Alkermes, Inc. 2006 Stock Option Plan For Non-Employee Directors (together, the “Old Stock Plans”), plus (iii) the number of shares of Stock underlying any grants pursuant to the Old Stock Plans that are forfeited, cancelled, repurchased or are terminated (other than by exercise) from and after the Effective Date, plus (iv) the number of shares of Stock underlying any grants under this Plan that are forfeited, cancelled, repurchased or are terminated (other than by exercise). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In addition, upon net exercise of Options, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options with respect to no more than 4,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 6,400,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards.  The grant of any full value Award (i.e., an Award other than an Option) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of two shares of Stock for each such share of Stock actually subject to the Award and shall be treated similarly if returned to reserve status when forfeited or canceled as provided in Section 3(a). The grant of an Option shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award.

(c) Changes in Stock.  Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions.  Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, in the case of and subject to the consummation of a Sale Event, all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all other Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, the Company shall make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

(e) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

Section 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Section 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Stock Options Granted to Employees and Key Persons.  The Administrator in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term and Termination.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant. Unless otherwise determined by the Administrator on or after the date of grant, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the portion of each Stock Option held by the grantee that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the grantee may exercise the exercisable portion of his Stock Options until the earlier of three months after such date of termination or the expiration of the stated term of such Stock Option.

(iii) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company’s delegate, specifying the number of shares to be purchased. In the case of a Stock Option that is not an Incentive Stock Option, unless otherwise determined by the Administrator on or after the date of grant, payment of the purchase price must be made by reduction in the number of shares of Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Stock on the date of exercise. If the Administrator determines not to use the above payment method, then payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock owned by the optionee. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(v) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Stock Options Granted to Non-Employee Directors.

(i) Automatic Grant of Options.

(A) Upon becoming a member of the Board, each Non-Employee Director who is not then a consultant to the Company shall be granted on such day a Non-Qualified Stock Option to acquire 20,000 shares of Stock, plus an additional Stock Option to acquire a number of shares of Stock equal to the product of 20,000 multiplied by a fraction, the numerator of which equals the number of months remaining until the next annual meeting of shareholders of the Company and the denominator of which equals 12.

(B) Each Non-Employee Director who is serving as Director of the Company on each annual meeting of stockholders, beginning with the 2008 annual meeting, shall automatically be granted on such day a Non-Qualified Stock Option to acquire 20,000 shares of Stock; provided, however, that no grant shall be made to an individual who ceases to be a member of the Board on such day.

(C) The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to the Fair Market Value of the Stock on the date the Stock Option is granted.

(D) The Administrator, in its discretion, may grant additional Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors.

(ii)	Exercise; Termination.

(A) Unless otherwise determined by the Administrator, an Option granted under Section 5(b) shall be exercisable in full six months after the grant date. An Option issued under this Section 5(b) shall not be exercisable after the expiration of ten years from the date of grant.

(B) Options granted under this Section 5(b) may be exercised only by notice to the Company (or the Company’s delegate) specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(C) Unless otherwise determined by the Administrator on or after the date of grant, if a Non-Employee Director’s relationship with the Company and its Subsidiaries terminates for any reason, the portion of each Stock Option held by the Non-Employee Director that is not then exercisable shall be immediately forfeited. Unless otherwise determined by the Administrator on or after the date of grant, the Non-Employee Director may exercise the exercisable portion of his Stock Options only to the extent set forth in his Option Award Certificates.

Section 6.  RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon the grant of a Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 6(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically, without any requirement of notice to such grantee from, or other action by or on behalf of, the Company, be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator pursuant to the authority reserved in this Section 6, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 6(c) above.

Section 7.  RESTRICTED STOCK UNIT AWARDS

(a) Nature of Restricted Stock Unit Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each Restricted Stock Unit Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Unit Award granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Unit Award granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Unit Award with a time-based restriction may become vested incrementally over such three-year period. The Administrator may waive the foregoing restriction in the case of a grantee’s death, disability or retirement or upon a Sale Event. At the end of the deferral period, the Restricted Stock Unit Award, to the extent vested, shall be settled in the form of shares of Stock. To the extent that a Restricted Stock Unit Award is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Unit Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of phantom stock units (which may be fully vested) based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of a Restricted Stock Unit Award; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Restricted Stock Unit Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination.  Except as may otherwise be provided by the Administrator pursuant to the authority reserved in Section 7(a), a grantee’s right in all Restricted Stock Unit Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 8.  CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains,- the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

Section 9.  PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan.

The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award Certificate is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 10.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards.  Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 4,000,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $25 million in the case of a Performance-Based Award that is a Cash-Based Award.

Section 11.  TRANSFERABILITY OF AWARDS

(a) Transferability.  Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action.  Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member.  For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

Section 12.  TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock.  In connection with its obligations to withhold Federal, state, city or other taxes from amounts paid to grantees, the Company may make any arrangements that are consistent with the Plan as it may deem appropriate. Without limitation of the preceding sentence, the Company shall have the right to reduce the number of shares of Stock otherwise required to be issued to a grantee (or other recipient) in an amount that would have a Fair Market Value on the date of such issuance equal to all Federal, state, city or other taxes as shall be required to be withheld by the Company pursuant to any statute or other governmental regulation or ruling and paid to any Federal, state, city or other taxing authority.

Section 13.  SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of

Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

Section 14.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

(c) the transfer in status from one eligibility category under Section 4 hereof to another category.

Section 15.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d).

Section 16.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 17.  GENERAL PROVISIONS

(a) No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 17(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

Section 18.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

Section 19.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:  JULY 15, 2008

DATE APPROVED BY STOCKHOLDERS:

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MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
   C123456789

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time October 6, 2008.

Vote by Internet
•	Log on to the Internet and go to www.envisionreports.com/ALKS
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Floyd E. Bloom	☐	☐	02 - Robert A. Breyer	☐	☐	03 - Geraldine Henwood	☐	☐
	04 - Paul J. Mitchell	☐	☐	05 - Richard F. Pops	☐	☐	06 - Alexander Rich	☐	☐
	07 - David A. Broecker	☐	☐	08 - Mark B. Skaletsky	☐	☐	09 - Michael A. Wall	☐	☐
	10 - David W. Anstice	☐	☐

		For	Against	Abstain
2.	To approve the Alkermes 2008 Stock Option and Incentive Plan.	☐	☐	☐

3.	To ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for fiscal year 2009.	☐	☐	☐
To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

■	+

<STOCK#>	00X0FC

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The proxy statement and annual report to shareholders are available at www.envisionreports.com/ALKS.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Alkermes, Inc.

CAMBRIDGE, MASSACHUSETTS
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 7, 2008
The undersigned shareholder of Alkermes, Inc. hereby appoints James M. Frates and lain M. Brown, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the offices of Alkermes, Inc., 88 Sidney Street, Cambridge, Massachusetts 02139, at 9:00 a.m., Tuesday, October 7, 2008, and at all adjournments and postponements thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon (including discretionary authority to cumulate votes with respect to the election of directors) and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The undersigned hereby revokes all other previous proxies appointed and delivered in connection with the annual meeting of shareholders to be held at 9:00 a.m., Tuesday, October 7, 2008, and at all adjournments and postponements thereof.
If this proxy is properly executed and returned, the shares represented hereby will be voted, if not otherwise specified (or unless discretionary authority to cumulate votes is exercised), FOR Items 1, 2 and 3 and will be voted according to the discretion of the proxy holders upon any other business as may properly be brought before the meeting and at all adjournments and postponements thereof.
It is agreed that unless otherwise marked on the other side, said attorneys and proxies are appointed with authority to vote FOR the directors and the proposals listed on the other side hereof.
(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE) CONTINUED AND TO BE SIGNED ON REVERSE SIDE
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.